Exhibit 10.18

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ELECTRONIC CIGARETTE DISTRIBUTION AGREEMENT

This Electronic Cigarette Distribution Agreement (“Agreement”) is entered into on October 15, 2013 (the “Execution Date”) to be effective as of September 1, 2013 (the “Effective Date”) by and between Intrepid Brands, LLC, a Delaware limited liability company (“Intrepid”) and VMR Products, LLC, a Florida limited liability company (“VMR”), each, a “Party” and, collectively, “the Parties.”

VMR has represented that it has significant experience and capabilities in designing, sourcing, manufacturing and marketing electronic cigarettes, some of which carry the V2CIGS and V2 trademarks. Intrepid has represented that it, and its Affiliates, have significant experience and capabilities in the wholesale and retail distribution of tobacco products in the United States.

This Agreement addresses the marketing, supply and distribution of electronic cigarette products branded with the V2CIGS or V2 trademarks.

A.         DEFINITIONS

When used in this Agreement, the following terms shall have the meanings indicated. Additional defined terms will be found in the attached appendices.

1.         “Acquirer” means the surviving entity, buyer (in the event of a sale of substantially all assets) of VMR or Intrepid, as applicable, following a Change in Control.

2.         “Addendum” means a written addendum to this Agreement, signed and dated by the Parties, which shall become a part of and otherwise be governed by the terms of this Agreement.

3.         “Adulterated” means, In relation to any V2 Product, a product: (1) that consists in whole or in part of any filthy, putrid, or decomposed substance, or is otherwise contaminated by any added poisonous or added deleterious substance that may render the product injurious to health; or (2) that has been prepared, packed, or held under insanitary conditions whereby it may have been contaminated with filth, or whereby it may have been rendered injurious to health.

4.         “Affiliate” of a Party means any other entity directly or indirectly Controlling, Controlled by or under common Control with that Party, e.g., a subsidiary, sister, cousin or parent corporation. For purposes of this definition, “Control” and its correlative terms “Controlled” and “Controlling” means (1) the legal, beneficial or equitable ownership, directly or indirectly, of at least a majority of the equity interests of an entity; or (2) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity or the election of a majority of the board of directors or comparable governing body of an entity, whether through the ownership of voting securities, by contract or otherwise.

5.         “Applicable Laws” means all U.S. federal, state or local laws, including all regulations and re-interpretations of regulations, having any bearing on the subject matter of this Agreement, the Parties, their products or their business dealings and practices.

6.         “Average Equivalized Share” means average market share measured by the sale of MSA EQ Units as opposed to sales units.

7.         “Bricks & Mortar Distribution” means distribution through the Bricks and Mortar Distribution Channel.

8.         “Bricks & Mortar Distribution Channel” means US sellers of tobacco products who sell or distribute products, including tobacco products, primarily through a physical location, as opposed to over the internet.

9.         “Bricks & Mortar Distributor” means a distributor in the Bricks & Mortar Distribution Channel.

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10.       “Bricks & Mortar Trade Show” means a trade show, trade exhibition, or exposition organized, attended by, and directed primarily toward members of the Bricks & Mortar Distribution Channel, as opposed to individual consumers.

11.       “Bulk Shipping Standards” means that, with respect to shipments of V2 Products, all common items (by SKU) are organized together and all product is shipped upright.

12.       “Business Day” means any day other than a Saturday, Sunday or public holiday, as defined in 5 U.S.C. section 6103.

13.       “Certificate of Compliance” means a certificate issued by VMR to Intrepid prior to the shipment of V2 Products stating that the subject products are (i) in all respects in compliance with the applicable V2 Product Specifications and the warranties with regard thereto provided in Section G.1 of this Agreement and (ii) the number of cases of V2 Products in the shipment upon delivery is within three percent of the number of cases of V2 Products shown on the bill of lading.

14.       “Change in Control” means the occurrence of any of the following events: (a) any consolidation or merger directly or indirectly involving VMR or Intrepid in which the holders of VMR’s or Intrepid’s outstanding units immediately prior to such consolidation or merger do not, immediately after such consolidation or merger, retain either (i) units representing a majority of the voting power of the surviving entity, or (ii) units representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer or assignment of securities of VMR or Intrepid representing a majority of the voting power of all of VMR’s or Intrepid’s outstanding voting securities to an acquiring party or group in a single transaction or series of transactions; or (c) the sale of all or substantially all of VMR’s or Intrepid’s assets; provided, however, that transactions intended to effectuate an internal reorganization, including changing the domicile of the company, that are not intended to, and do not, effectuate any change in ultimate ownership shall not be deemed to constitute a “Change in Control.”

15.       “Combined COGS” means the sum of VMR Delivered COGS and the Intrepid Selling Expense.

16.       “Confidential Information” means all confidential or proprietary information, documents, and materials, whether printed or in machine-readable form or otherwise, including but not limited to technical and non-technical information, patents, patent applications, trade secrets, copyrighted information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, marketing and sales data, apparatuses, equipment, current, future, and proposed products and services, information concerning research, experimental work, development, design details and specifications, engineering information, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, directors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and any information a Disclosing Party may provide regarding third parties.

a)         Confidential Information includes all information that should reasonably have been understood because of legends or other markings, the circumstances of disclosure, or the nature of the information itself, to be proprietary and confidential, regardless of whether such information is marked “Confidential” or “Proprietary.”

b)         Confidential Information does not include information that:

I.           was obtained from a third party, who was or was believed to have been in lawful possession of such information and was not in violation of any contractual or legal obligation with respect to such information;

ii.           is part of the public domain through no fault of the Receiving Party or its Representatives;

iii.           was independently ascertained or developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party;

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                   iv.      consists solely of the existence of this Agreement and its terms, but only to the extent such information must be disclosed in order to carry out the intents and purposes of this Agreement; or

v.       was approved for disclosure and release by written authorization of the Disclosing Party.

17.       “Consumer Marketing” means those activities directed to consumers for the purpose of promoting V2 Products and increasing the Gross Margin Pool, including but not limited to print, radio and television media, consumer direct mail, and in-store, chain-purchased signage packages. Consumer Marketing does not include any expenditure by VMR in relation to the promotion of products to Bricks & Mortar Distributors or its participation in trade shows, Bricks & Mortar Trade Shows or otherwise.

18.       “Consumer Marketing Commitment” means ten (10) percent of the Gross Margin Pool, which VMR shall expend on V2 Products Consumer Marketing.

19.       “Cast/Profit Model” means the metrics and rationale and all other information captured and described in Appendix A with respect to V2 Products. All references to the terms used in the Cost/Profit Model shall be deemed to reference the appropriate line item in Appendix A depending on the context.

20.       “Day” shall have its ordinary meaning, and shall not mean Business Day.

21.       “Disclosing Party” means a Party who has disclosed to the other Confidential Information.

22.       “Effective Date” is specified in the Preface to this Agreement.

23.       “Electronic Cigarette” means an electronic device containing or intended to be used with tobacco-derived ingredients and/or nicotine, including any disposable device, rechargeable device, cartomizer, atomizing cartridge, tank cartridge, liquid, and/or applicable accessories.

24.       “Electronic Cigarette Average Retail Prices” means the price as reflected in syndicated Nielsen Convenience data for Electronic Cigarettes on an EQ Unit basis. For the avoidance of doubt, the Electronic Cigarette Average Retail Prices are calculated as follows: Assume three EQ Units sold (one single unit disposable sold for $10, and one two-pack disposable sold for $18 for both), the Electronic Cigarette Average Retail Price would be $9.33 ((10+18)/3).

25.       “EQ Unit” means equivalent units as used by Nielsen, MSA and others in order to compare the number of products sold taking into account the variable number of products offered in different consumer selling units. For the avoidance of doubt, a two pack of Electronic Cigarettes equals two EQ Units, a five pack of cartomizers is equal to five EQ Units. A starter kit is equal to as many cartomizers as are included in such kit.

26.       “Express Kit” means a rechargeable Electronic Cigarette battery, sold with a single flavor cartridge and a USB charger.

27.       “FDA” means the United States Food and Drug Administration.

28.       “Final Termination Date” means the later to occur of (a) the effective termination date of this Agreement or (b) the last date upon which Intrepid has any rights under this Agreement to sell V2 Products.

29.       “FOB Intrepid-Designated Warehouse” means, with regard to VMR’s shipment of V2 Products, the ship-to address set out in an Intrepid Purchase Order. VMR shall pay all shipping costs and remain responsible for the products until Intrepid or its agent takes physical possession of the products. For the avoidance of doubt, all risk of loss or damage arising during transportation and delivery shall lie solely with VMR, with the risk of loss transferring to Intrepid only upon its or its agent’s receipt of the products.

30.       “Force Majeure” means any of the following events: an act of God (such as a fire, explosion, earthquake, drought, tidal wave and flood), war, hostilities, act of foreign enemies, embargo, revolution, insurrection, military or usurped power or civil war, contamination by radioactivity or from any nuclear waste, assembly, riot, strike, lock out, stoppage and delay by Customs, and acts or threats of terrorism; provided, however, that no act of Force Majeure shall exist if the event was within the reasonable control of the party claiming such Force Majeure or the event was caused by the negligence of the claiming party.

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31.       “Government Levies” means any and all government fees, taxes, or levies.

32.       “Gross Margin Pool” means the Intrepid List Price less the Combined COGS.

33.       “Indemnitee” means an Intrepid Indemnified Person or VMR Indemnified Person, as the case may be.

34.       “Indemnity Claims” means any and all losses, liabilities, claims, damages, actions, judgments, assessments, tax, costs and expenses, including without limitation, interest, penalties and reasonable legal fees and disbursements.

35.       “Intellectual Property” means all (i) trademarks, service marks, brand names, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, “Trademarks”); (ii) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, “Patents”); (iii) confidential and proprietary information, trade secrets and know-how, including research and development, manufacturing and production processes, product configurations, schematics, formulae, designs, drawings, prototypes, models, specifications and any confidential, secret or proprietary aspects of a business (including, without limitation, customer lists, supplier lists, marketing information, pricing arrangements with customers or suppliers, capital structure or financial information) (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights” ); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).

36.       “Intellectual Property Rights” means any and all rights in Intellectual Property.

37.       “Intrepid Indemnified Persons” means intrepid and its respective directors, officers, Affiliates, employees, agents.

38.       “Intrepid List Price” means the published price at which Intrepid offers V2 Products to Bricks & Mortar Distributors.

39.       “Intrepid Margin” means the Intrepid List Price less the Intrepid Selling Expense.

40.       “Intrepid Purchases from VMR” means the dollar amount of Purchase Orders for V2 Products Issued by Intrepid to VMR over the 12 months immediately preceding any Change in Control involving VMR.

41.       “Intrepid Returns” means the return of V2 Products by Intrepid’s direct customers. For purposes of the Cost/Profit Model (Appendix A), the rate of Intrepid Returns has been estimated at two (2) percent in the Intrepid Selling Expense.

42.       “Intrepid Sales to Trade” means the Intrepid Purchases from VMR, multiplied by the Trade Markup Factor.

43.       “Intrepid Selling Expense” means the sum of Intrepid’s applicable selling expenses, specifically, and limited to, shipping, returns, discounts, allowances and merchandising, subject to the following:

            a)         The Intrepid Selling Expense shall also reflect Intrepid trade pricing incentives on applicable Non-Pre-Priced Products;

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            b)         If less than one hundred percent (100%) of the Non-Pre-Priced/List Price Increment is returned to Trade, the margin surplus received therefrom shall be included in the Gross Margin Pool and shall not be categorized as an Intrepid Selling Expense;

            c)         Should Intrepid offer trade pricing incentives on applicable Non-Pre-Priced Product greater than the Non-Pre-Priced/List Price Increment, without the prior written consent of VMR, Intrepid shall absorb the additional cost associated with the difference between the trade pricing incentive offered and the Non-Pre-Priced List Price Increment. If VMR provides prior written approval, VMR and Intrepid shall share the additional cost associated with the difference between the trade pricing incentive offered and the Non Pre-Priced List Price Increment equally.

44.       “Intrepid Selling Expense Percentage” means the Intrepid Selling Expense as a percentage of the Intrepid List Price.

45.       “Intrepid Unsatisfactory Quarter” means the following, beginning on January 1, 2016. For 2016, Intrepid Unsatisfactory Quarter means Intrepid’s failure to sustain a V2 Products Average Equivalized Share for any calendar quarter that is seventy-five percent (75%) or greater than that established in the fourth calendar quarter of 2015.

For 2017 and for each year thereafter, Intrepid Unsatisfactory Quarter shall mean Intrepid’s failure to sustain a V2 Products Average Equivalized Share for any calendar quarter that is seventy-five percent (75%) or greater than that established for the highest Average Equivalized Share calendar quarter in the previous four consecutive calendar quarters.

46.       “Intrepid V2 Product Inventory Date” means June 24, 2013.

47.       “Intrepid’s Regulatory Department” means the Senior Director of Scientific and Regulatory Affairs, the Vice President of Regulatory Affairs, and the Assistant General Counsel responsible for FDA compliance, which such positions are currently held by Dr. David M. Johnson, Ron Tully, and Susan R.H. Gernert, respectively. Contact information for such persons is as follows and will be updated by Intrepid as it changes: dmjohnson@NationalTobacco.com (502-494-8847), rtully@NationalTobacco.com (917-596-8567), and sgernert@NationalTobacco.com (502-439-0339).

48.       “Intrepid Sales to Trade % of VMR Total Effective Net Sales” means Intrepid Sales to Trade divided by VMR Total Effective Net Sales.

49.       “Material Breach” means, as to Intrepid, as defined in Section C.2.a.iv. of this Agreement and, as to VMR, as defined in Section C.3.a.i, of this Agreement.

50.       “Misbranded” means, in relation to any V2 Product, a product (1) the labeling of which is false or misleading in any particular; or (2) the associated advertising of which is false or misleading in any particular.

51.       “Model Intrepid Selling Expense Percentage” means the Intrepid Selling Expense Percentage, as set out in the V2 Cost/Profit Model (Appendix A).

52.       “Model VMR Delivered COGS” means the VMR Delivered COGS, as set out in the V2 Cost/Profit Model (Appendix A). In relation to products not covered in Appendix A as of the Effective Date, any future Addendum shall dictate the relevant Model VMR Delivered COGS. Model VMR Delivered COGS shall be deemed a maximum, meaning no VMR Delivered COGS may exceed such number.

53.       “MSA” means Management Science Associates, Inc.

54.       “NTC” means National Tobacco Company, L.P., a Delaware limited partnership and an Affiliate of Intrepid.

55.       “Nielsen” means the Nielsen Company.

56.       “Non-Competitive” means, in the context of an environment of declining Electronic Cigarette Average Retail Prices, the failure of the 12 week average applicable VMR Delivered COGS (measured as of the Electronic Cigarette Average Retail Prices determination date) to be less than the product of the applicable Reference COGS Compression Rate (as defined in Appendix B) multiplied by the applicable twelve week Electronic Cigarette Average Retail Prices as of the most recent Nielsen Convenience data. See Appendix B for illustrative examples of Non-Competitive pricing calculations and further explanation. For the avoidance of doubt and in the event that there is a conflict between the definition and the formula, the formula governs.

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57.       “Non-Compliant Products” means those V2 Products that do not conform to the V2 Product Specifications or do not conform to a Certificate of Compliance.

58.       “Non-Pre-Priced Products” means those products, the packaging of which does not reflect a suggested retail selling price.

59.       “Non-Pre-Priced/List Price Increment” means the difference between Intrepid’s List Price for a Non-Pre-Priced Product and the corresponding Pre-Priced Product.

60.       “Non-Traditional Sales Channels” means US only retail kiosk business, both franchises and VMR owned, hospitality sales (e.g. hotels and cruise lines) and VMR’s vending machine franchise business.

61.       “OEM Business” means the sourcing, manufacturing or supply of Electronic Cigarettes by VMR to third-party manufacturers, sellers, and distributors of Electronic Cigarettes.

62.       “POS” means point-of-sale advertising materials and displays.

63.       “Pre-Priced Products” means those V2 Products, as applicable, the packaging of which reflects a suggested retail selling price.

64.       “Product Delivery Date” means the date identified in Intrepid’s Purchase Order on or before which VMR shall deliver V2 Products to Intrepid’s designated warehouse. During the first twelve (12) months after the Intrepid V2 Product Inventory Date, the Product Delivery Date shall not be less than ninety (90) days after the Purchase Order date. After this initial twelve (12) month period, with the understanding that the ordering and delivery process will become more efficient, the Product Delivery Date shall not be less than seventy (70) days after the Purchase Order date.

65.       “Product Issue” means, with respect to V2 Products covered by this Agreement: (1) any issue relating to a potential safety hazard or unsafe condition caused by or associated with such product, (2) any issue related to the quality of the products, including, but not limited to, manufacturing or design defects that may impact the quality of the products, labeling, packaging, declared net contents ingredients, or formula, or (3) advisement of an issue or condition stipulated by any governmental authority having jurisdiction over such products.

66.       “Product Order & Payment Process” means the process and requirements set out in Appendix C.

67.       “Purchase order” means Intrepid’s written order which specifies (1) the identity and quantity of each product; (2) the price for each such product; (3) a Product Delivery Date; and (4) a designated Intrepid warehouse to which VMR shall deliver the products.

68.       “Quarterly Meetings” means meetings or conference calls that shall be held within forty-five (45) Days after the end of each calendar quarter, at or during which Representatives of each Party shall participate and address various agenda items, as described elsewhere in this Agreement, keeping minutes of same and creating Addenda as may be required.

69.       “Recall” means recall, recovery, replacement, and/or retrofit due to FDA requirements or for other reasons reasonably determined by either Party related to a Product Issue and the implementation process and expense of such Recall.

70.       “Receiving Party” means a Party who has received Confidential Information from the other Party.

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71.       “Reference Average Retail Price” means the Electronic Cigarette Average Retail Price for a product as measured by Nielsen for the 12-week period ending July 6, 2013, except that for new products it shall mean the Electronic Cigarette Average Retail Price reported by Nielsen for that product as of the closest relevant release date.

72.       “Reference COGS Compression Rate” means the number calculated on Appendix B. Such calculation method shall also be used for products not otherwise specifically identified on Appendix B, if necessary for interpretation of this Agreement.

73.       “Remaining Margin Pool” means the Gross Margin Pool less Consumer Marketing Commitment.

74.       “Representative” means a director, officer, employee, agent, consultant, licensor, independent contractor or other representative of a Party or the Affiliate of a Party. For the avoidance of doubt, with regard to Confidential Information, an Acquirer or anticipated Acquirer shall be deemed to be a Representative.

75.       “Review Material” means reports, notes, analyses, compilations, files, data, forecasts, studies, memoranda or other documents that contain or otherwise reflect Confidential Information.

76.       “RW3” means Intrepid’s proprietary field sales database.

77.       “SKU” means stock keeping unit.

78.       “Statistically Significant” means that number of defective V2 Products that, when the sampling procedures provided in Appendix F are followed, would allow Intrepid to reject the entire shipment in which such V2 Products were shipped.

79.       “Terms and Conditions of Sale” means any terms or conditions associated with the sale of a product, including but not limited to pricing.

80.       “Total Purchase Price Paid for VMR” means the following, as applicable:

a)       If a Change in Control with regard to VMR shall occur as the result of a series of transactions, it shall mean the greater of (i) the amount received as a result of the final transaction that resulted in the Change in Control, divided by the incremental percentage of ownership acquired by the Acquirer in that final transaction, or (ii) the cumulative amounts received in all transactions in which any portion of ownership of VMR was transferred, including the final transaction that resulted in the Change in Control, divided by the cumulative ownership percentage in VMR transferred in all those transactions.

b)       If a Change in Control with regard to VMR shall occur in a single transaction pursuant to which VMR goes to less than 50% controlled by the members who own VMR as of the Effective Date, it shall mean the amount received in that transaction divided by the percent ownership in VMR acquired by the Acquirer in that transaction.

For purposes of determining amounts received under this definition, any deferred or contingent payout amounts will be deemed to have been received at the same time as amounts actually received upon the completion of the transaction resulting in the Change in Control.

81.       “Trade Markup Factor” means that number determined by taking Intrepid’s latest 12-month aggregate sales to the trade and dividing that figure by the sum resulting from the following calculation: for each SKU of V2 Products sold to the trade by Intrepid during that 12-month period, multiply the number of units of such SKU sold during the period by the then current VMR Delivered COGS per unit for that SKU, and then add the sum of the products obtained.

82.       “TTB” means the United States Alcohol and Tobacco Tax & Trade Bureau.

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83.       “UPC” means uniform product code.

84.       “US” means the fifty States of the United States, the District of Columbia, and worldwide U.S. military commissaries and exchanges.

85.       “V2CIGS Marks” means trademarks, trade names, logos, copyrights, and other identifying material relating to VMR’s V2CIGS® brand.

86.       “V2CIGS Web Platform” means any VMR-owned website on which V2 Products are sold.

87.       “V2 Marks” means trademarks, trade names, logos, copyrights, and other identifying material relating to VMR’s V2TM brand.

88.       “V2 Products” means those products that carry either the V2CIGS Marks or the V2 Marks.

89.       “V2 Products Forecast” means a rolling, six (6)-month, good faith, estimation of the demand for V2 Products by SKU, by month.

90.       “V2 Products Intellectual Property” means any and all Intellectual Property associated with the V2 Products.

91.      “V2 Product Prices” means VMR’s price to Intrepid for the V2 Products. The V2 Product Prices shall be i) FOB Intrepid-Designated Warehouse, and ii) equal to the sum of the VMR Delivered COGS and the VMR Gross Margin as set forth on Appendix A. The Parties shall create an Addendum in relation to any amendment of V2 Product Prices or the negotiated price of any V2 Product not subject to this Agreement on the Effective Date. With regard to any product not subject to this Agreement on the Effective Date, the Addendum shall also set forth all information needed to complete Appendix A, as applicable, and Appendix B, as reasonably agreed by the Parties. The V2 Product Prices are inclusive and no additional charges, including for shipping, taxes, labeling, duties, storage and insurance shall be charged to Intrepid.

92.       “V2 Product Specifications” means the requirements for each V2 Product listed in Appendix H, as amended from time to time as mutually agreed to by the Parties.

93.       “V2 Work Plan” means a forward-looking work plan developed, maintained and executed by Intrepid in consultation with VMR in relation to the distribution, sale, and trade marketing of the V2 Products within the Bricks & Mortar Distribution Channel, which shall encompass no less than a three-month period of time.

94.       “VMR Delivered COGS” means the costs of goods sold in relation to V2 Products, which shall include but not be limited to all expenses associated with product design, production, quality assurance, importation, insurance, logistics, Government Levies, duties and other charges as may be applicable, as set out in Appendix A. Should any new Government Levies not reflected in the Cost/Profit Model (Appendix A) or V2 Product Prices on the Effective Date be imposed, the Parties shall in good faith amend Appendix A by mutual agreement reflecting in VMR’s Delivered COGS such Government Levies as indicated in the Cost/Profit Model, i.e., on a pass through basis and not be subject to any mark-up such as the Maximum VMR Logistics Costs rate.

95.       “VMR Distribution Appointment Exceptions” means those customers, trade channels and products identified in Appendix D, which shall be the only exceptions to the exclusive Bricks & Mortar Distribution rights granted to Intrepid.

96.       “VMR US Eligible e-Nicotine Internet Net Sales” means those VMR US net sales of VMR Products containing nicotine over the internet. If a ban on internet sales of VMR Products is in effect, Column B in Appendix I applies and the numerical value entered for VMR US Eligible e-Nicotine Internet Net Sales shall be equal to zero (0).

97.       “VMR US Eligible Non-Nicotine Internet Net Sales” means those VMR US net sales of VMR Products not containing nicotine including, without limitation, batteries and accessories, over the internet. If a ban on internet sales that includes non-nicotine VMR Products is in effect, Column B in Appendix I applies and the numerical value entered for VMR US Eligible Non-Nicotine Internet Net Sales shall equal zero (0).

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98.       “VMR Gross Margin” means the amount calculated on Appendix A, as applicable for each product.

99.       “VMR Indemnified Persons” means VMR and its respective directors, officers, Affiliates, employees and agents.

100.     “VMR Net Margin Split” means fifty percent (50%) of the Remaining Margin Pool.

101.     “VMR OEM Excluded Businesses” means those businesses listed in Appendix E, subject to the additional terms set forth therein. For purposes of this definition, “acquisition” includes participation in a merger, sale of stock, or disposition of all or substantially all of an entity’s assets.

102.     “VMR Product” means any product designed, manufactured, sourced, marketed or sold by VMR.

103.     “VMR’s Regulatory Department” means the VP, Compliance & General Counsel, which such position is currently held by Sanjiv S. Desai, Contact information for such persons is as follows and will be updated by VMR as it changes: sanjiv@v2cigs.com (305-515-2791).

104.     “VMR Total Effective Net Sales” means VMR Eligible Total Net Sales plus the difference between Intrepid Sales to Trade and Intrepid Purchases from VMR.

105.     “VMR Eligible Total Net Sales” means net sales by VMR from all product lines over the 12 months immediately preceding the effective date of any Change in Control involving VMR, provided, however, that if at the time VMR Eligible Total Net Sales are to be determined, internet sales of Electronic Cigarettes are not yet subject to a ban at the federal level but are subject to effective bans in specific states, sales from those states will be excluded in determining the VMR Eligible Total Net Sales figure. For example:

a)        If a ban on internet sales of VMR Products is in effect, Column B in Appendix I applies and the VMR Eligible Total Net Sales shall exclude the sales of those VMR Products affected by such ban.

b)        If no ban is effect or there are no announcements, regulations or other indications of intent on the part of regulatory authorities in the US to promulgate such a ban, Column B in Appendix I applies.

c)       If there are announcements, regulations or other Indications of intent on the part of regulatory authorities in the US to promulgate a ban of nicotine and non-nicotine products over the internet, then Column D in Appendix I applies.

d)       If there are announcements, regulations or other Indications of intent on the part of regulatory authorities in the US to promulgate a ban solely on nicotine products over the internet, then Column F in Appendix I applies.

106.      “Weighted Electronic Cigarette Distribution” has the meaning set forth in Section B.3.a. As an example, meeting the Weighted Electronic Cigarette Distribution test would occur if the following is true: If 100,000 retail store locations carry any number of brands of Electronic Cigarettes and sell a total of 26 Million EQ Units over the applicable thirteen week period, and 40,000 retail store locations carry three or more brands of Electronic Cigarettes and sell thirteen million EQ Units over the same applicable thirteen week period (13/26 = 50%), then the Weighted Electronic Cigarette Distribution test has been met.

B.        DISTRIBUTION OF V2 PRODUCTS

1.         Distribution Appointment – Subject only to the VMR Distribution Appointment Exceptions, VMR:

     a)       Appoints Intrepid as its exclusive distributor within the Bricks & Mortar Distribution Channel of V2 Products; and

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b)          Agrees that it will not prior to the Final Termination Date appoint or grant to any third party the right to distribute the V2 Products within the Bricks & Mortar Distribution Channel.

2.          Obligations of VMR – VMR shall:

a)          Transition of Bricks and Mortar Distribution to Intrepid.

i.          Immediately, upon execution of this Agreement, cease all efforts to obtain new distribution for V2 Products within the Bricks & Mortar Distribution Channel;

ii.          Transition to Intrepid all existing VMR Bricks and Mortar Distributors within one hundred twenty (120) Days from the Intrepid V2 Product Inventory Date, other than those customers identified as VMR Distribution Appointment Exceptions (Appendix D);

iii.           If Intrepid incurs any costs or charges from Bricks and Mortar Distributors relating to damaged or unsaleable product claims with respect to V2 Products sold to such Bricks and Mortar Distributors by any party or parties other than Intrepid or NTC, or has to accept returns of any such V2 Products, VMR shall reimburse Intrepid for all such costs, charges and return payments within thirty (30) Days after receipt from Intrepid of an invoice providing reasonable detail with respect to such costs, charges and return payments, and shall if reasonably possible provide VMR with physical possession of such damaged or unsaleable products;

iv.           Refrain from fulfilling any orders from Bricks and Mortar Distributors for V2 Products on or after thirty (30) Days from the Intrepid V2 Product Inventory Date; and

v.          Use commercially reasonable efforts to avoid and mitigate any conflicts between the exclusive distribution rights granted to Intrepid and the VMR Distribution Appointment Exceptions, and work cooperatively with Intrepid to resolve such conflicts.

b)          Sales of Certain V2 Products - Neither market nor sell on V2CIGS Web platform the following V2 Products:

i.          Disposable Electronic Cigarettes, the consumer selling unit of which comprises less than five (5) individual
Electronic Cigarettes; and

ii.          Express Kits.

c)          OEM Business – Refrain from supplying, selling, sourcing on behalf of or otherwise providing Electronic Cigarettes to VMR OEM Excluded Businesses.

d)          Product Design – Have sole authority over and be solely responsible for (a) the design of the V2 Products, and (b) the development and design of the V2 Product packaging, subject to B(5) below.

e)          Manufacture & Supply - Manufacture and supply the V2 Products to Intrepid.

f)          Consumer Marketing – For the sole purpose of promoting V2 Products sales within the Bricks & Mortar Distribution Channel, as opposed to online, expend the Consumer Marketing Commitment on Consumer Marketing in such manner as it determines in its sole but reasonable discretion; provided, however, VMR shall expend all such funds solely on direct to consumer marketing. The content of such Consumer Marketing shall be determined by VMR in its sole but reasonable discretion, but shall be subject to the approval of Intrepid’s Legal Department, whose evaluation shall be based solely on legal, legislative and regulatory risks and whose approval shall not be unreasonably withheld, conditioned or delayed. VMR shall work cooperatively with Intrepid’s Legal Department in relation to such evaluation and approval. Further, if the balance of Consumer Marketing Commitment funds exceeds the amount accrued over the two closed quarters immediately preceding the most recent closed calendar quarter, such excess shall flow into the Remaining Margin Pool and be split equally, at Intrepid’s discretion, between the Parties and Intrepid’s half immediately paid over to it.

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g)          POS Materials

i.          Design V2 Product POS materials in consultation with Intrepid. These POS materials shall be subject to the approval of Intrepid’s Legal Department which approval shall not be unreasonably withheld, conditioned or delayed and based solely on legal, legislative and regulatory risks.

ii.          Approve or disapprove all POS orders and reorders within seven days, or approval shall be deemed to have occurred.

h)           Technical Assistance - Confer with Intrepid on technical issues as Intrepid may reasonably request. With regard to any third-party, out-of-pocket costs related to such technical issues, the Parties shall confer and agree upon how the Parties will share such costs, and neither Party shall have any liability for such costs unless it has agreed to incur such costs in writing.

i)           Store Locator - Place a store locator on the V2CIGS Web Platform upon Intrepid’s achievement of distribution in 10,000 retail accounts, as measured by Intrepid’s RW3 software, MSA or any other reliable source of such data including, without limitation, non-reporting jobbers and sub-jobbers.

j)           Quality Assurance and Bulk Shipping Standards – Take appropriate measures to ensure that V2 Products are produced in accordance with good manufacturing practices and meet the production and quality requirements contained in the V2 Product Specifications. VMR shall use commercially reasonable efforts to ensure that V2 Products comply with the Bulk Shipping Standards. In the event that a shipment fails to meet the Bulk Shipping Standards, VMR and Intrepid agree to share equally the costs required to reorganize such shipment to meet the Bulk Shipping Standards.

k)           FDA & Other Regulatory Submissions & Compliance – Make all FDA and other regulatory submissions in relation to the V2 Products. VMR shall provide updates to Intrepid regarding VMR’s communication to and filings with the FDA that relate to the V2 Products or that reasonably might be expected to have a material adverse effect on Intrepid or its ability to distribute the V2 Products under this Agreement. If the Parties disagree whether any such communications to or filings with the FDA are required or warranted that relate to the V2 Products or that reasonably might be expected to have a material adverse effect on Intrepid or its ability to distribute the V2 Products, they agree to consult immediately with independent experienced FDA regulatory counsel and to abide by the conclusions and recommendations of such counsel.

3.          Obligations of Intrepid – Intrepid shall:

a)          Promotion & Sale – Make the primary focus of its sales organization driving growth in sales of the V2 Products and devote such time, skill and attention as is reasonably required to actively and effectively promote, market, sell, and create a demand for the V2 Products until the following conditions are met: (1) V2 Products are in distribution in 35,000 or more retail stores; and (2) any three (3) or more Electronic Cigarette brands are in retail store locations, and such store locations account for fifty percent (50%) or more of the total Electronic Cigarette Bricks and Mortar Distribution Channel volume based on EQ Units as measured over a rolling thirteen week period by MSA (“Weighted Electronic Cigarette Distribution”). After attaining such goals, Intrepid shall continue to use commercially reasonable efforts to pursue continued store and share growth.

b)           Distribution – Establish and implement sales plans that support distribution of V2 Products in not less than 50,000 retail stores within the first twelve (12) months after the Intrepid Product Inventory Date.

c)           Trade Marketing – Pay for and execute all trade marketing initiatives and communication, including displays, POS, placement and program allowances and distributor sales drives.

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d)          Order Fulfillment - Fulfill orders for V2 Products in a timely and commercially reasonable manner, consistent with its fulfillment of orders for other products.

e)           Facilitation of Product Delivery Date – In order to facilitate VMR’s compliance with the Product Delivery Date, Intrepid shall provide to VMR on a monthly basis documentation regarding its sales and inventory position.

4.           Incidental Costs & Expenses – With regard to incidental costs and expenses absorbed or paid by one Party on behalf of the other Party, where the other Party has previously agreed in writing to pay such costs or expenses, each Party agrees to reimburse the other for such costs and expenses within thirty (30) Business Days after notice thereof.

5.           Product Changes – VMR may, at its sole discretion, modify the V2 Product Specifications, provided however, that with respect to substantial modifications, it shall provide at least seven (7) days’ written notice prior to the implementation of such modifications to Intrepid and shall consider but shall not be obligated to implement any changes suggested by Intrepid during such seven (7) day period. Any change to the V2 Product Specifications or the applicable packaging which would require a change to such products’ UPC shall require mutual consent of the Parties.

6.           Certificate of Compliance - With regard to all V2 Products, VMR shall Issue to Intrepid a Certificate of Compliance with respect to each Purchase Order which VMR shall provide to Intrepid prior to each shipment, and in no case later than the Product Delivery Date.

7.           Rejection of Non-Compliant Products – VMR shall promptly process the return of Non-Compliant Products and refund or credit Intrepid’s account in an amount equal to the Intrepid payments made in relation to Non-Compliant Products. If Intrepid establishes that a Statistically Significant number of any given V2 Product in any shipment are Non-Compliant Products, VMR shall either:

i. Refund or credit Intrepid’s account for the entire shipment; or

ii. Solely bear the burden of expeditiously inspecting one hundred percent (100%) of such Products in the subject shipment in order to segregate and establish the number of discrete Non-Compliant Products, and refund or credit Intrepid’s account in an amount equal to the Intrepid payments made in relation to the number of Non-Compliant Products.

VMR shall be entitled to receive the results of any tests conducted that result in the rejection by Intrepid of Non-Compliant Products.

8.          Development of Trade Marketing & Sales Presentation Materials – Subject to legal review by both VMR and Intrepid, the Parties shall collaboratively develop trade marketing and sales presentation materials, utilizing shared internal data sources and each Party shall bear the costs it incurs In connection with the development of such materials.

9.          Recall Procedures – In the event of a Product Issue, the Parties shall follow the following procedures:

a)          If either Party learns of a Product Issue, it will promptly contact the Intrepid Regulatory Department and the VMR Regulatory Department and each Party will communicate to the other all relevant facts known to It. The Parties will cooperate In communication with the public and governmental agencies and in correcting any such condition that is found, alleged or suspected to exist. The Parties will consult with one another prior to making any statements to the public or to any governmental agency concerning the Product Issue, except in circumstances in which doing so would prevent timely notification that may be required to be given under applicable law or regulation.

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b)           In addition, the Parties shall contact Intrepid’s Regulatory Department and the VMR Regulatory Department immediately, i.e. within approximately sixty (60) minutes of becoming aware of a malfunction that could result in serious Injury or a serious injury associated with a V2 Product. A malfunction that could result in serious injury or a serious injury includes, but is not limited to, the failure of the V2 Product to meet the V2 Product Specifications or otherwise perform as intended, and such malfunction is likely to cause an injury or illness that is life threatening, results in permanent impairment of a body function or permanent damage to a body structure, or necessitates medical or surgical intervention to preclude permanent impairment of a body function or permanent damage to a body structure.

c)           The Parties each agree to comply diligently and promptly with all Recall, correction or removal procedures and related requests of the other Party or any regulatory body. If the Parties disagree whether a Recall, correction, removal, or related request is warranted, they agree to consult immediately with independent experienced FDA regulatory counsel and to abide by the conclusions and recommendations of such counsel.

d)           Each Party shall reimburse the other for all reasonable, direct, out-of-pocket expenses or payments actually incurred or made by the Party to be reimbursed that are associated with the correction of a Product Issue or institution and implementation of a Recall, correction or removal, including but not limited to, the actual cost of the products, as well as the costs of inspection, investigation, replacement, retrieval, segregation, storage, transportation, destruction and/or disposal, and reasonable attorneys’ fees, that result from (1) the Indemnifying Party’s failure to comply with the terms of this Agreement, or (2) the negligent act or omission, willful misconduct or fault of the indemnifying Party or, in the case of VMR, its manufacturers.

10.        Bricks & Mortar Trade Shows – Intrepid shall manage participation in Bricks and Mortar Trade Shows. However, should VMR choose to attend and feature V2 Products at Bricks & Mortar Trade Shows, VMR may do so, subject to the following:

a)           VMR shall be responsible for all associated costs which shall not be credited against the Consumer Marketing Commitment;

b)           VMR shall obtain and comply with Intrepid’s guidance regarding all relevant legal and regulatory matters, including but not limited to the design of trade show materials and booth;

c)           VMR shall rely on Intrepid personnel to staff the trade show facility in coordination and consultation with VMR; and

d)           VMR shall be available at such trade shows for the purpose of providing support to Intrepid as may be reasonably requested.

11.        Pricing

a)          V2 Product Pricing - VMR shall sell the V2 Products to Intrepid at the V2 Product Prices. The Model VMR Delivered COGS shall be deemed a maximum for VMR Delivered COGS.

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b)           Most Favored Nations Terms and Conditions of Sale - In the event VMR grants to any third party Terms and Conditions of Sale on V2 Products or products substantially similar to V2 Products more favorable than those provided to Intrepid, VMR shall promptly advise Intrepid of such fact, and the relevant terms of this Agreement shall be reset automatically to the more favorable Terms and Conditions of Sale unless Intrepid waives or chooses to limit its rights under this paragraph in writing.

12.       V2 Product Orders, Fulfillment & Payment - Intrepid shall issue Purchase Orders (the terms and conditions of which, to the extent that they are in addition to or different from the terms set forth in this Agreement; shall not control) and shall pay for the V2 Products pursuant to the Product Order & Payment Process, with which VMR shall also comply. VMR shall fulfill Intrepid’s Purchase Orders for V2 Products on or before the Product Delivery Date. All risk of loss or damage arising during transportation and delivery shall Iie solely with VMR, with the risk of loss transferring to Intrepid only upon its receipt of the products. Any orders for delivery during January through March of any year must be received by December 1 of the prior year. No Purchase Orders shall be submitted after January 1 of each year until February of that year for April or May delivery. Maximum orders shall be no more than 125% of the fourth month in the last forecast, except that for orders for delivery during Chinese New Year the maximum will be 125% of the total for the months of January and February in the most recent forecast.

13.       Increase in Intrepid List Price – Should Intrepid Increase the Intrepid List Price, for reasons unrelated to taxes, fees, or other inherent product costs, Intrepid shall notify VMR within seven (7) Business Days after the date of notification to its trade customers of such increase. VMR, in turn, may within the next thirty (30) Days, increase the V2 Product Prices in conformity with the formula set forth In Appendix A. The resulting increase In the V2 Product Prices shall be added into Cumulative VMR Share of Intrepid Net Margin Increase from List Price Increases (line (e)(2) of Appendix A).

14.       Monthly Reporting – On a monthly basis, the Parties shall provide to one another a written report detailing the following Information and data regarding V2 Products:

a)         Intrepid to VMR

i.         Wholesale and retail distribution;

ii.        Sales of V2 Products;

iii.       A V2 Products Forecast; and

iv.       Inventory position for each SKU

b)        VMR to Intrepid

i.        The calculation of the Consumer Marketing Commitment for previous month’s Purchase Order deliveries;

ii.       A summary of all V2 Product Consumer Marketing Commitment expenditures and results;

iii.      Cumulative Consumer Marketing Commitment amount and expenditures against such amount, along with supporting documentation, if requested; and

iv.      Capacity for production for each month for the next twelve (12) months by SKU.

C.         TERM AND TERMINATION

1.         Term. The initial term of this Agreement shall be five (5) years, beginning on the Effective Date. Thereafter, absent earlier termination, this Agreement shall automatically renew for additional, consecutive two (2) year terms unless terminated pursuant to the terms of this Agreement or by the mutual Agreement of the Parties. For the avoidance of doubt, it is the intention of the Parties that for so long as the Parties remain in compliance with the terms of this Agreement and no other event of termination provided for in this Agreement has occurred, the Agreement shall continue in effect unless and until terminated by mutual consent.

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2.         VMR Rights to Terminate the Agreement.

a.       Grounds for Termination - VMR shall have the right to terminate this Agreement upon the occurrence of any of the following events:

i.        35,000 Retail Store Test. Intrepid (a) fails by June 24, 2014, to have V2 Products in distribution in at least 35,000 retail store locations or (b) thereafter fails to maintain distribution of V2 Products in at least 35,000 retail stores for two consecutive quarters, measured as of the end of the quarter as reflected in the reports delivered by Intrepid at Quarterly Meetings, for reasons under either clause (a) or clause (b) that are unrelated to the availability of V2 Products from VMR or government regulatory action that limits availability of locations at which the V2 Products can be sold. With respect to clause (a), above, VMR shall have the right to terminate this Agreement by delivery to Intrepid of a written notice of termination within thirty (30) Days after VMR’s receipt of the June 2014 quarterly report. With respect to clause (b), above, VMR shall have the right to terminate this Agreement by delivery of a written notice of termination within thirty (30) Days after VMR’s receipt of the Quarterly Meeting report showing failure to maintain distribution in at least 35,000 retail stores for the second consecutive quarter. Any such termination notice shall also clearly state which course of action VMR Intends to take under Section C.2.b.i., below, with respect to such termination. Failure to provide such a notice of termination within the applicable 30-Day period shall be deemed a waiver by VMR of the specific failure to meet the requirements of this subsection and shall constitute a termination of any further obligation on the part of Intrepid with respect to the applicable clause. For the avoidance of doubt, the number of retail store locations in which V2 Products are in distribution shall be as Indicated on and through the store locator on the V2CIGS Web Platform verified by Intrepid’s RW3 software, MSA or any other reliable source of such data including, without limitation, non-reporting jobbers and sub-jobbers.

ii..       Peak Share Test. Should Intrepid experience two consecutive Intrepid Unsatisfactory Quarters, VMR shall have the right to terminate this Agreement by delivery to Intrepid of a written notice of termination within thirty (30) Days of receipt of the MSA report indicating that the referenced event has occurred. Any such termination notice shall also clearly state which course of action VMR intends to take under Section C.2.b.i., below, with respect to such termination. Failure to provide such a notice of termination within said 30-Day period shall be deemed a waiver by VMR of its termination rights under this subsection, but for only that specific occurrence.

iii..      Minimum Order Requirements. Intrepid shall order at least $20,000,000 worth of V2 Products, based on VMR’s invoice price therefor for each calendar year during the term of this Agreement. If it fails to satisfy its obligation under this subsection, VMR shall have the right to terminate this Agreement by delivery to Intrepid of a written notice of termination no later than 30 days after the end of the calendar year in which such failure occurs. Any such termination notice shall also clearly state which course of action VMR intends to take under Section C.2.b.i., below, with respect to such termination. Failure to provide such a notice of termination by said date shall be deemed a waiver by VMR of the specific failure to meet the requirements of this subsection and shall constitute a termination of any further obligation on the part of Intrepid with respect to this subsection.

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iv. Material Breach, The following are Material Breaches under which VMR shall have the right to terminate this Agreement:

          A.      Intrepid’s Failure to Pay - Should Intrepid fail to make any payment to VMR for the V2 Products within seven (7) Days after the date on which payment is due, VMR shall within the next forty-five (45) Days provide written notice to Intrepid regarding such failure. Intrepid shall then have seven (7) Days from the date on which Intrepid receives any such notice in which to cure such payment default and if it fails to cure such payment default within such seven (7) Day period, VMR shall have the right to terminate this Agreement; provided, however, that if as of the date upon which Intrepid fails to pay in a timely fashion it has within the past 12-month period from that date failed three other times to make a payment to VMR in a timely fashion, the current such failure may not be cured and VMR shall have the right to immediately terminate this Agreement upon Intrepid’s failure to make the payment within seven (7) Days after the date on which payment is due. Upon delivery by VMR of any such written notice of failure to Intrepid, VMR may suspend its performance under this Agreement until such time as the failure is cured.

          B.      Bankruptcy of Intrepid - Should Intrepid have an involuntary proceeding in bankruptcy filed against it, which proceeding is not dismissed within sixty (60) Days of its filing, or seek protection by filing for bankruptcy, VMR shall have the right to terminate this Agreement.

          C.      Other Breaches - In the event of any other breach by Intrepid of its obligations under this Agreement, VMR shall within the next thirty (30) Days provide Intrepid written notice of such breach. Upon receipt of any such notice, Intrepid shall have forty-five (45) Days in which either to cure such breach or, if it cannot be cured within that period, to so notify VMR, provide VMR with a plan reasonably acceptable to VMR for curing such breach as expeditiously as reasonably possible, and proceed to effectuate such cure. Failure by Intrepid to effectuate such a cure shall cause the underlying breach to become a Material Breach and give VMR a right to terminate this Agreement immediately upon such failure to cure.

In order to terminate in the case of a Material Breach, VMR must provide written notice to Intrepid of its intent to terminate within thirty (30) Days of the date upon which the Material Breach termination right accrues. Any such termination notice shall also clearly state which course of action VMR intends to take under Section C.2.b.ii, below, with respect to such termination. Failure to provide such notice termination by the date required shall constitute a waiver by VMR of its termination rights hereunder with respect to that particular Material Breach.

b.        Effect of Termination

i.   Effect of Termination Pursuant to Sections C.2.a.i thru C.2.a.iii. Upon termination of this Agreement pursuant to any of sections C.2.a.i. (35,000 Retail Store Test), C.2.a.ii. (Peak Share Test), or C.2.a.iii (Minimum Order Requirements), VMR must elect to do one of the two options set forth below.

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A.            Purchase as of the effective date of termination all of Intrepid’s V2 Product inventory and open Purchase Orders for any and all V2 Products at the prices charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase Orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides written notice to VMR of its inventory position, by SKU, as of the effective date of termination.

B.           Allow Intrepid to continue selling V2 Products from its V2 Product inventory for a period of 180 Days from the date of receipt of the notice of termination and then, at the end of said 180-Day period, VMR shall purchase any and all of Intrepid’s remaining V2 Product inventory and open Purchase Orders for V2 Products at the price charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase Orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides written notice to VMR of its final inventory position, by SKU, as of that date which is 180 Days after the effective date of termination.

ii.         Effect of Termination Pursuant to Section C.2.a.iv. Upon terminating pursuant to Section C.2.a.iv (Material Breach), VMR must elect to do one of the two options set forth below.

1.           Purchase as of the effective date of termination all of Intrepid’s V2 Product inventory and open Purchase Orders for any and all V2 Products at the prices charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase Orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides notice of its inventory position, by SKU, as of the effective date of termination.

2.          Allow Intrepid to continue selling V2 Products from its V2 Product inventory for a period of 180 Days from the date of receipt of the notice of termination. At the end of that 180-Day period, Intrepid shall return all remaining inventory to VMR at Intrepid’s cost.

3.        Intrepid Rights to Terminate the Agreement.

           a.      Grounds for Termination - Intrepid shall have the right to terminate this Agreement upon the occurrence of any of the following events:

 i.        Material Breach. The following are Material Breaches under which Intrepid shall have the right to terminate this Agreement:

          A.          VMR’s Failure to Deliver - Should VMR fail to make any delivery of V2 Products within thirty (30) Days after the Product Delivery Date on the corresponding open Purchase Order, Intrepid shall within the next thirty (30) Days provide written notice to VMR regarding such failure. If as of the date upon which VMR fails to deliver V2 Products within thirty (30) days after a Product Delivery Date it has had three other such timely delivery failures in the 12 months preceding that date, Intrepid shall have the right to terminate this Agreement; provided, however, that a delivery that was timely when first made shall not be considered to become untimely hereunder because of a quality default under subsection 3.a.i.B, below, that requires reshipment of products in order to cure. Upon delivery by Intrepid of a written notice of failure to VMR under this subsection 3.a.i.A., Intrepid may suspend its performance under this Agreement until such time as the failure is waived or cured, including without limitation its obligations under Section B.3.a. (Promotion & Sale), Section C.2.a.i. (35,000 Retail Store Test), Section C.2.a.ii. (Peak Share Test), and Section C.2.a.iii (Minimum Order Requirements).

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B.        Quality Issues

          (1)          Non-Statistically Significant Default. Should VMR deliver any Non-Compliant Products (other than products that fail to comply with the Bulk Shipping Standards), Intrepid shall within the next thirty (30) Days provide written notice to VMR regarding such failure. If Intrepid provides such notice to VMR and if the number of Non-Compliant Products in such delivery was not Statistically Significant, VMR shall then have forty-five (45) Days from the date on which it receives any such notice in which either to replace the Non-Compliant Products or to reimburse Intrepid for any payments that it made to VMR for such products, whereupon VMR shall be deemed to have cured such Non-Statistically Significant Breach.

          (2)           Statistically Significant Default. Should VMR deliver any Non-Compliant Products (other than products that fail to comply with the Bulk Shipping Standards) and if the number of Non-Compliant Products in that particular delivery is Statistically Significant, Intrepid shall within the next thirty (30) Days provide written notice to VMR regarding such failure and VMR shall have forty-five (45) Days from the date on which it receives such notice to cure such default or, if the default cannot be cured within that period, to so notify Intrepid, provide Intrepid with a plan reasonably acceptable to Intrepid for curing such default as expeditiously as possible, and proceed to effectuate such cure. Failure by VMR to effectuate such a cure shall cause the quality default to become a Material Breach and give Intrepid the right to terminate this Agreement.

          (3)          Multiple Statistically Significant Defaults. If, as of any date upon which VMR delivers a Statistically Significant number of Non-Compliant Products, it has made three prior deliveries of Statistically Significant Non-Compliant Products in the 12-month period immediately’ preceding such date, the current quality default may not be cured and Intrepid shall have the right to terminate this Agreement.

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          (4)           Suspension of Performance. Upon delivery by Intrepid of a written notice of failure to VMR with regard to a Statistically Significant default under subsection 3.a.1.B(2), above, Intrepid may suspend its performance under this Agreement until such time as the failure is waived or cured, including without limitation its obligations under Section B.3.a. (Promotion & Sale), Section C.2.a.i. (35,000 Retail Store Test), Section C.2.a.ii. (Peak Share Test), and Section C.2.a.iii (Minimum Order Requirements).

      C.           Bankruptcy of VMR – Should VMR have an involuntary proceeding in bankruptcy filed against it, which proceeding is not dismissed within sixty (60) Days of its filing, or seek protection by filing for bankruptcy, Intrepid shall have the right to terminate this Agreement.

D.           Other Breaches – In the event of any other breach by VMR of its obligations under this Agreement, Intrepid shall within the next thirty (30) Days provide VMR written notice of such breach. Upon receipt of any such notice, VMR shall have forty-five (45) Days in which either to cure such breach or, if it cannot be cured within that period, to so notify Intrepid, provide Intrepid with a plan reasonably acceptable to Intrepid for curing such breach as expeditiously as reasonably possible, and proceed to effectuate such cure. Failure by VMR to effectuate such a cure shall cause the underlying breach to become a Material Breach and give Intrepid a right to terminate this Agreement.

In order to terminate in the case of a Material Breach, Intrepid must provide written notice to VMR of its intent to terminate within thirty (30) Days of the date upon which the Material Breach termination right accrues. Any such termination notice shall also clearly state which course of action Intrepid intends to take under Section C.3.b.i., below, with respect to such termination. Failure to provide such notice termination by the date required shall constitute a waiver by Intrepid of its termination rights hereunder with respect to that particular Material Breach.

ii.           Non-Competitive Pricing. Should VMR’s pricing become Non-Competitive, Intrepid shall within the next thirty (30) Days provide written notice to VMR regarding such failure, which notice shall also provide the relevant Nielsen pricing data that evidences the Non-Competitive pricing. If Intrepid provides VMR with such a thirty (30) Day notice, VMR shall then have forty-five (45) Days from the date on which VMR receives any such notice in which to cure such default by adjusting VMR’s COGS to eliminate the Non-Competitive status; provided, however, that if VMR fails to cure said Non-Competitive status within forty-five (45) Days from the date of VMR’s receipt of said written notice of Non-Competitive pricing status, Intrepid shall have the right to terminate this Agreement by delivering written notice of termination to VMR within thirty (30) Days of VMR’s failure to cure said Non-Competitive pricing status.

b.         Effects of Termination

i.           Effect of Termination Pursuant to Section C.3.a.l. Upon terminating pursuant to Section C.3.a.i. (Material Breach), Intrepid shall continue to sell V2 Products from its Intrepid V2 Product inventory for a period of 180 Days from the date of VMR’s receipt of the notice of termination and then, at the end of said 180-Day period, VMR shall purchase any and all of Intrepid’s remaining V2 Product inventory and open Purchase Orders for V2 Products at the price charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase Orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides written notice to VMR of its final inventory position, by SKU, as of that date which is 180 Days after the effective date of termination.

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ii.         Effect of Termination Pursuant to Section C.3.a.ii. Upon terminating pursuant to Section C.3.a.ii (Non-Competitive Pricing), Intrepid must elect to do one of the two options set forth below.

1.           Intrepid shall continue to sell V2 Products from its V2 Product inventory for a period of 180 Days from the date of VMR’s receipt of the notice of termination and then, at the end of said 180-Day period, VMR shall purchase any and all of Intrepid’s remaining V2 Product inventory and open Purchase Orders for V2 Products at the price charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides written notice to VMR of its final inventory position, by SKU, as of that date which is 180 Days after the effective date of termination.

2.           Intrepid shall continue selling V2 products from its V2 Product inventory for a period of 360 Days from the date of receipt of the termination notice by VMR. VMR shall have no obligation to purchase any remaining V2 Products from Intrepid’s V2 Product inventory after the end of the 360-Day period. At any time during the last 180 Days of such 360-Day period, VMR shall have the right upon 30-Days’ written notice to Intrepid to purchase any and all of Intrepid’s V2 Product inventory and open Purchase Orders for V2 Products remaining as of the end of that 30-Day period at the price charged to Intrepid for those products.

4.         No Obligation to Purchase Overaged Product. Notwithstanding the foregoing, VMR shall have no obligation under this Section C to purchase any V2 Products that have fewer than eight (8) months of shelf life remaining as of the effective date of termination under this section, based on such V2 Products’ “Best Before” dating.

5.          Termination for Force Majeure. Should an event of Force Majeure occur and continue for a period of greater than 60 consecutive days, the other party, at its sole option shall have the right to terminate this Agreement upon written notice to the Party claiming the Force Majeure event. In the event of a termination pursuant to this subsection on account of a Force Majeure event, the effect of the termination will be as follows:

a.          If the Party claiming Force Majeure is VMR, Intrepid may continue to sell V2 Products from its V2 Product inventory for a period of 180 Days from the date of VMR’s receipt of the notice of termination and then, at the end of said 180-Day period, VMR shall purchase any and all of Intrepid’s remaining V2 Product inventory and open Purchase Orders for V2 Products at the price charged to Intrepid for those products. VMR shall pay Intrepid for its V2 Product inventory and open Purchase Orders, including any shipping costs, within thirty (30) Days after the date upon which Intrepid provides written notice to VMR of its final inventory position, by SKU, as of that date which is 180 Days after the effective date of termination.

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b.          If the Party claiming Force Majeure Is Intrepid, Intrepid may continue selling V2 Products from Its V2 Product inventory for a period of 180 Days from the date of receipt of the notice of termination. At the end of that 180-Day period, Intrepid shall return all remaining inventory to VMR at Intrepid’s cost.

D.        INTELLECTUAL PROPERTY AND MARKS

1.         VMR Intellectual Property, and Marks

a)          VMR Intellectual Property Warranty – VMR represents and warrants to Intrepid that it owns all rights in the U.S. to the V2CIGS Marks and the V2 Marks and that the marketing, sale and distribution of V2 Products as contemplated by this Agreement will not Infringe or violate any third party trademark, copyright, trade dress, trade secret, patent, or other intellectual property or contract right.

b)         V2 Products Intellectual Property – All Intellectual Property Rights in the V2 Products and all rights in the V2CIGS Marks and the V2 Marks shall be the sole and exclusive property of VMR, and Intrepid shall acquire no right, title or interest in or to such Intellectual Property Rights.

c)          Intrepid’s Use of V2CIGS Marks and V2 Marks – VMR grants to Intrepid a limited, non-exclusive, non-transferable, non-sublicensable license to use the V2CIGS Marks and V2 Marks for the sole and limited purpose of fulfilling its obligations under this Agreement. Intrepid shall use the V2CIGS Marks and the V2 Marks only in accordance with the VMR Trademark Usage Guidelines attached hereto as Appendix G, which may be amended by VMR from time to time subject to Intrepid’s consent which shall not be unreasonably withheld, conditioned, or delayed, and only in accordance the terms and conditions of this Agreement.

d)         Unauthorized Use – During the term of this Agreement, Intrepid shall promptly report to VMR any unauthorized use, duplication, copying or reproduction of the V2CIGS Marks or V2 Marks and any potential infringement or other violation of VMR’s Intellectual Property Rights of which it becomes aware.

e)          Exclusive Property of VMR - All present and future V2CIGS Marks and V2 Marks shall remain the sole and exclusive property of VMR and no rights to the V2CIGS Marks or V2 Marks shall vest in Intrepid because of this Agreement.

f)           Effect of Termination – Intrepid’s limited license to use the V2CIGS Marks or the V2 Marks shall expire upon the termination of this Agreement, except to the extent necessary to permit Intrepid to exercise any rights hereunder to continue selling V2 Products,

E.        CONFIDENTIALITY

1.        Duty of Confidentiality - Except as required by law, a Receiving Party shall not disclose Confidential Information of a Disclosing Party to any third party or person without the prior written consent of the Disclosing Party.

2.        Duty of Care - A Receiving Party shall use the same degree of care in protecting and using the Confidential Information as it would use in protecting its own Confidential information, but in no case shall a Receiving Party exercise a degree of care that is either less than a reasonable degree of care or inconsistent with generally accepted business practices.

3.        Time Limit Confidentiality – Each Party’s Review Material and Confidential Information shall be kept confidential by the other Party for a period of time not less than: (a) the longest term of this Agreement, plus (b) five (5) additional years.

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4.        Limitations on the Use of Information – The Parties agree with regard to each other’s Confidential Information and Review Material:

a)        Limitations on Use and Disclosure

i.          Not to use Review Material or Confidential Information other than for the purposes described in or otherwise intended by this Agreement;

ii.          To reveal Review Material and Confidential Information only (A) to those of its Representatives who have a need to know the same and who are bound by duties of confidentially equivalent to those in this Agreement, (B) to potential investors, strategic partners who have entered into confidentiality agreements with the Disclosing Party imposing on such recipients obligations of confidentiality with respect to such material or information equivalent to those in this Agreement, (C) to lenders subject to customary understandings as to maintaining the confidentiality thereof and (D) in connection with a public offering or private placement of securities as and to the extent required by securities laws, provided that, in connection with a private placement, the offering material shall contain customary restrictions on maintaining the confidentiality thereof; and

iii           To destroy or promptly return to the Disclosing Party any and all Confidential Information disclosed under this Agreement as directed by the Disclosing Party.

b)         Liability for Representatives - The Parties are responsible for any breach of confidentiality by their Representatives.

c)         Legally Ordered Disclosure

 i.          If either Party or anyone to whom they may transmit Confidential Information or Review Material is requested or required to disclose the same, or any other matter, disclosure of which is prohibited by this Agreement, by administrative or judicial action, including without limitation by deposition, interrogatory, request for Information in legal proceedings, subpoena, civil investigative demand, order, statute, rule, request or other requirement promulgated or imposed by a judicial, regulatory, self-regulatory, legislative body or governmental agency, that Party, if legally permitted, shall promptly after notice of such action notify the Disclosing Party to allow the Disclosing Party the opportunity to seek any legal remedies available to it for the purpose of maintaining the confidentiality.

ii.          If such legal remedy is not obtained, the Receiving Party shall furnish only that portion of Confidential Information, Review Material or other information that is required or requested, and the Receiving Party shall use commercially reasonable efforts, at the Disclosing Party’s sole cost and expense, to obtain reliable assurance that confidential treatment shall be accorded to all such documents, data, or information disclosed.

d)         Injunctive Relief – The Parties agree:

 i.         That upon the breach or threatened breach by one Party of its obligations of confidentiality under this Agreement, the non-breaching Party shall be entitled to injunctive relief to prevent or restrain any such breach because:

 a.          The rights and benefits of each of the Parties under the confidential provisions of this Agreement are unique;

 b.          No adequate remedy exists at law should one of the Parties breach any of its confidentiality obligations;

 c.          It would be difficult to determine the amount of damages resulting from such a breach; and

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d.          Such a breach would cause irreparable injury to the non-breaching Party;

ii.          That a Party seeking Injunctive relief in relation to Confidential Information may do so without the requirement of posting bond; and

iii.         That notwithstanding the foregoing provisions regarding injunctive relief, this Agreement shall not be construed as prohibiting a Party from pursuing any other remedy available to it as a result of a breach or threatened breach of the confidentiality provisions of this Agreement.

e)      Title to Confidential Information - All Confidential Information disclosed to, delivered to, or acquired by a Receiving Party shall be and remain the sole property of the Disclosing Party.

F.       CHANGE IN CONTROL

1.       Notice of Change in Control of VMR - Within thirty (30) Business Days after a Change in Control involving VMR, the Acquirer shall provide written notice to Intrepid advising it of the Change in Control transaction and confirming that it has been informed by VMR of the obligations undertaken by VMR under the Agreement, has reviewed a copy of this Agreement, and has assumed and will fulfill all such obligations. That portion of the purchase price paid to VMR or its members in connection with any such transaction that equals the amount that would be payable to Intrepid under Section F.2.d., below, in the event of a termination of this Agreement under Section F.2. shall be placed into escrow at the time such transaction is consummated and held there until the first to occur of the following: (a) one-hundred eighty (180) Days have passed from the effective date of the Change in Control without a written notice of termination being provided to Intrepid pursuant to Section F.2.a., below; or (b) the Acquirer of VMR has waived in writing its right to terminate this Agreement under Section F.2., below; or (c) a notice of termination has been provided to Intrepid pursuant to Section F.2.a., below. In the case of either (a) or (b), the amount placed in escrow may at that time be paid over to VMR. In the case of (c), that portion of the escrowed amount equal to the payment to be made to Intrepid pursuant to Section F.2.d., below, shall be paid over to Intrepid, after which the remainder of the amount in escrow may be paid over to VMR.

2.        Termination of the Agreement Upon a Change In Control of VMR – If, upon a Change in Control of VMR, the Acquirer of VMR wishes to terminate this Agreement, then the Acquirer may do so only If all of the following conditions are satisfied:

a.        Within no more than one-hundred eighty (180) Days after the effective date of the Change In Control, the Acquirer provides to Intrepid a written notice of termination of this Agreement, to be effective 180 Days after the receipt by Intrepid of the notice.

b.        The Acquirer’s notice of termination shall also set forth the Acquirer’s election as to the following options regarding disposition of V2 Products that are located solely In Intrepid’s inventory or in transit, including any and all open Purchase Orders, on the effective date of termination.

i.           The Acquirer shall within thirty (30) Days after the effective date of notice of termination purchase V2 Products that are located solely in Intrepid’s inventory or in transit, including any and all open Purchase Orders, at the then current Intrepid List Price with payment to be made to Intrepid upon delivery of the V2 Products. Upon payment to Intrepid by Acquirer, this Agreement shall terminate immediately.

ii.          The Acquirer shall permit Intrepid to sell its remaining V2 Product inventory during the 180-Day notice of termination period and at the conclusion of which, or at any time during such period on 30 Days’ notice, the Acquirer shall purchase all then remaining inventory at current Intrepid List Price with payment to be made to Intrepid upon delivery of the V2 Products.

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iii.        The Acquirer shall permit Intrepid to sell its remaining V2 Product inventory for an additional period of 180 Days beyond the 180-Day termination notice period (i.e., a total of 360 Days from the receipt of the termination notice), and thereafter, or at any time during the 180 Days subsequent to the end of the termination notice period, on 30 Days’ notice, Acquirer shall purchase, and Intrepid shall sell all V2 Products remaining in Intrepid’s inventory at Intrepid’s cost.

c.           During the term of this Agreement, through the effective date of any termination of the Agreement hereunder, and thereafter with regard to obligations that survive termination, the Acquirer fully performs the obligations undertaken by VMR; provided, however, that Acquirer and VMR shall not be required to fulfill purchase orders for V2 Products issued after the notice of termination.

d.           Payment is made to Intrepid on or prior to the effective date of a termination of the Agreement hereunder in an amount intended by the Parties to provide Intrepid with a fair share of the value created under this Agreement to the effective date of the Change in Control, as determined pursuant to this subsection. The payment shall be an amount equal to the Total Purchase Price Paid for VMR multiplied by a percentage equal to 50% times Intrepid Sales to Trade % of VMR Total Effective Net Sales, as calculated in accordance with the illustration attached to this Agreement as Appendix I, and the following provisions:

i. If upon the date of payment hereunder sales of Electronic Cigarettes in the US over the Internet or through the mail are not banned and there exist on that date no announcements, regulations or other indications of intent on the part of regulatory authorities In the US to promulgate such a ban, the payment to Intrepid will be calculated as set forth in Column B of Appendix 1.

ii. If upon the date of payment hereunder (A) sales of Electronic Cigarettes in the US over the internet or through the mail are banned, but that ban Is subject to pending litigation, or (B) there exist on that date announcements, regulations or other indications of intent on the part of regulatory authorities in the US to promulgate such a ban that are not yet finally effective, the payment to Intrepid will be calculated (X) as set forth in Column D of Appendix I if VMR US Eligible e-Nicotine internet Sales and VMR US Eligible Non-Nicotine Internet Net Sales are both included in such ban or proposed ban, or (Y) as set forth in Column F of Appendix I if such VMR US Eligible Non-Nicotine Internet Net Sales are not banned or proposed to be banned.

iii. If upon the date of payment hereunder sales of Electronic Cigarettes in the US over the internet or through the mail are banned and any litigation relating to that ban has been fully and finally resolved, the payment to Intrepid will be calculated as set forth in Column B of Appendix I, except that all VMR sales related to banned products will be eliminated from the calculation.

iv. For purposes of calculations under subsection ii, above, Assumed US Internet Duration represents the Parties’ recognition that where a potential ban on internet or mail sales of Electronic Cigarettes is pending but not final, the Acquirer of VMR is paying some portion of the purchase price for the remaining opportunity to sell on the internet and/or to leverage the VMR database for enhancing retail sales. The Parties have agreed to a maximum of three years for the Assumed US Internet Duration (which is the number used in the illustrations on Appendix I), but have also agreed that that number shall be reduced by whatever period of time has elapsed from the time a ban or intention to ban internet sales was first announced and the effective date of the Change in Control transaction. The reduction for periods of less than a full year will be calculated based on a 365-Day year, rounded to one decimal point.

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v. If a Change In Control transaction involving VMR shall occur within 30 months from the Effective Date of this Agreement, the payment to be made to Intrepid upon a termination of this Agreement hereunder shall be calculated as provided above except that the Intrepid Sales to Trade to be used In such calculation shall be the greater of the following numbers: (A) Intrepid Sales to Trade over the 12 months preceding the effective date of the Change in Control; or (B) Intrepid’s actual sales to the trade over the three months preceding the effective date of the Change in Control times 4.

3.          Trade Communication Regarding Termination – Neither Acquirer nor Intrepid shall notify or otherwise relay information regarding termination, which shall be deemed Confidential Information, to any third party, including their trading partners, until fifteen (15) Days prior to the last day on which Intrepid is permitted to sell V2 Products, unless agreed otherwise in writing.

4.          No Obligation to Purchase Overaged Product -- Notwithstanding the foregoing, Acquirer shall have no obligation under this Section F to purchase any V2 Products that have fewer than eight (8) months of shelf life remaining as of the effective date of termination under this section, based on such V2 Products’ “Best Before” dating.

G.         WARRANTIES; INDEMNIFICATION

1.          Warranties – VMR warrants that all V2 Products shall be of merchantable quality, fit for the particular purpose intended (which is known to VMR), and free of material defects in title, design, workmanship and material and comply to all applicable Product Specifications. VMR warrants that at the time of receipt of shipment by Intrepid, the V2 Products supplied by VMR to Intrepid hereunder (i) shall meet the Product Specifications, and (ii) shall not be Adulterated or Misbranded under applicable law, provided, however, that VMR shall not be liable for any noncompliance with the foregoing due to the handling or packaging of the V2 Products by Intrepid. All warranties shall survive inspection, acceptance and payment, and the expiration or earlier termination of this Agreement. EXCEPT AS IS EXPRESSLY PROVIDED IN THE WARRANTY APPLICABLE TO EACH PRODUCT AND AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, VMR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY NON-INFRINGEMENT, OR AS TO THE CONDITION OF THE V2 PRODUCTS. IN ADDITION, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL VMR BE LIABLE TO INTREPID FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS AND FOR BUSINESS INTERRUPTION), ARISING OUT OF OR IN ANY WAY RELATED TO THE DISTRIBUTION, SALE, USE, INABILITY TO USE, OR RESULTS OF USE OF THE V2 PRODUCTS.

2.           Indemnification

a)          Intrepid to VMR - Without prejudice to any other right available to VMR in law or under equity, Intrepid shall irrevocably and unconditionally indemnify, defend and hold harmless VMR Indemnified Persons from and against Indemnity Claims asserted against or incurred by any VMR Indemnified Person and relating to any act, event or omission of Intrepid in relation to Intrepid’s commitments under this Agreement, including without limitations those that arise out of, result from or may be payable by virtue of:

i.          The negligent, reckless or willful misconduct of or any alleged misrepresentation, tort or breach of contract by Intrepid, its employees or agents;

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ii.          Intrepid’s failure to comply with its obligations, undertakings or covenants under this Agreement; or

iii.         Intrepid’s failure to comply with Applicable Laws.

b)          VMR to Intrepid – Subject to the specific intellectual property indemnification provision contained in subsection 2.c., below, and the specific Recall indemnification provision contained in Section B.9., above, and without prejudice to any other right available to Intrepid in law or under equity, VMR shall irrevocably and unconditionally indemnify, defend and hold harmless Intrepid Indemnified Persons from and against any and all Indemnity Claims asserted against or incurred by any Intrepid Indemnified Person and relating to any act, event or omission of VMR, including without limitations those that arise out of, result from or may be payable by virtue of:

i.           The negligent, reckless or willful misconduct of or any alleged misrepresentation, tort or breach of contract (including breach of warranty) by VMR, its employees or agents;

ii.          Allegations that the practice or development of the V2 Products Intellectual Property violates Applicable Laws, rules or regulations;

iii.         Any allegation of, or actual, defective V2 Products manufactured by, or sourced from, VMR;

iv.         VMR’s failure to comply with its obligations, undertakings or covenants under this Agreement; and

v.          VMR’s failure to comply with Applicable Laws.

c)          VMR agrees to indemnify, defend and hold Intrepid harmless from any Indemnity Claims as a result of any allegation, judgment or adjudication against Intrepid or final settlement, arising from any claim asserted by a third party unrelated to Intrepid, that VMR or Intrepid (through its actions pursuant to the terms of this Agreement) infringed any applicable U.S. patent, trademark, or copyright of any third party, or misappropriated any rights thereto, with respect to the practice or development of the V2 Products Intellectual Property all as contemplated herein; provided that Intrepid (i) provides VMR with prompt written notice of any such claim(s), (ii) promptly tenders to VMR sole control over the defense and settlement of such claim(s) at VMR’s expense and with VMR’s choice of counsel (provided that any such settlement shall not involve an admission of wrongdoing or fault on the part of Intrepid or any of its affiliates without Intrepid’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) provides full information and assistance to VMR permitting it to defend and/or settle such claim(s). In the event that any portion of V2 Products Intellectual Property is held, or in VMR’s sole opinion, may be held to constitute an Infringement, VMR, at its expense may either (x) modify such intellectual property so that it becomes non-infringing, or (y) procure a license to use the infringing portion of the intellectual property, in lieu of all other claims by Intrepid except for the above stated indemnification. This Section states VMR’s entire liability and Intrepid’s sole and exclusive remedy for third party claims related to infringement or misappropriation of intellectual property.

d)          Rights of Indemnitee

i.           In the event of a tender by an indemnified Party to an indemnifying Party of the defense of a claim hereunder, the indemnified Party shall have the right to consent to the counsel selected to defend its interests, such consent not to be withheld unreasonably.

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ii.           All indemnity rights under this Agreement shall survive the term and termination of this Agreement, and are without prejudice to any other rights and remedies available to an Indemnitee.

e)          Third Party Beneficiary – The Parties acknowledge and agree that sales of V2 Products were made by VMR to NTC prior to the Effective Date, which sales were in anticipation of the execution of this Agreement. VMR specifically agrees that the provisions of this Agreement shall apply to all such V2 Products in the same manner and to the same extent as if those V2 Products had been sold hereunder to Intrepid and further agrees that NTC shall be a third party beneficiary under this Agreement with respect to those V2 Products.

f)          Limitation of Indemnity Rights – The rights of indemnification under this Section G shall be limited to third party claims.

H.          LEGAL AND REGULATORY COMPLIANCE

1.          Legal Compliance – The Parties shall comply with all Applicable Laws.

2.          Federal Excise Tax - Should Electronic Cigarettes become subject to federal excise tax, VMR shall agree to make all necessary payments and to otherwise remain compliant with the regulations of the TTB, which shall include but not be limited to legally compliant destruction of returned products and the generation and provision of tax affidavits to Intrepid.

3.          Good Manufacturing Practices – VMR shall perform all manufacturing activities contemplated under this Agreement in accordance with generally-recognized manufacturing, quality and safety standards, including relevant good manufacturing practices as are required under US law pertaining to the manufacture of Electronic Cigarettes.

4.          Regulatory Submissions & Compliance – VMR will comply with FDA and other applicable regulatory requirements, including but not limited to document submission and the adoption and Implementation of appropriate practices and procedures in relation thereto.

5.          Regulatory Inquiries, Disclosures & Filings – Subject to the confidentiality terms of this Agreement, VMR shall alert and provide to Intrepid the content of all legal and regulatory inquiries, submissions, disclosures and filings, as well as any actual or anticipated meetings with a regulatory body, legislator, trade association, or similar group which may relate to or bear upon V2 Products, any Electronic Cigarette sold by VMR, or the Electronic Cigarette category generally.

6.          Regulators, Preparation - Because the regulation of Electronic Cigarettes is in flux, each Party shall prepare for anticipated regulations, reasonably implementing changes in advance of prescribed effective dates and shall bear their own costs in preparation therefor.

I.          QUARTERLY MEETINGS

1.          The Parties shall have Quarterly Meetings, at which the Parties shall address the following agenda items, and prepare necessary Addenda as required, with minutes of the meetings to be kept by a recorder selected jointly by the Parties, whose minutes shall be distributed promptly after the meeting, and which such minutes will control unless disputed by a Party within 30 Days after its receipt of such minutes. The meetings will address the following information for the calendar quarter just ended, and any other information relevant to the operation of this Agreement.

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a)          With Regard to V2 Products

i.           Intrepid shall address and provide supporting documentation with respect to:

a.          The Intrepid Selling Expense in the previous quarter, Including Intrepid’s expenditures in relation to:

i.           Shipping;

ii.          Returns;

iii.         Discounts;

iv.         Allowances;

v.          Merchandising; and

vi.         Trade pricing incentives on Non-Pre-Priced Products.

b.          The status of the wholesale and retail distribution of V2 Products;

c.          The V2 Products Forecast;

d.          Market pricing of any V2 Products; and

e.          Intrepid’s V2 Work Plan including a summary of all expenditures, executions, results and outcomes;

ii.          VMR shall address and provide supporting documentation with respect to:

a.          The Consumer Marketing Commitment, including but not limited to past and upcoming expenditures for the prior and forthcoming three (3) months;

b.          Cumulative Consumer Marketing Commitment amount and expenditures against such amount;

c.          Monthly updated capacity projections by SKU for each of the upcoming twelve (12) months;

d.          Actual VMR COGS for the quarter compared to Model VMR COGS and VMR COGS as calculated for invoice preparation; and

e.           VMR’s logistics expenditures for the quarter compared to model VMR logistics costs and future expectations. If VMR’s logistics costs go over 15% in any quarter due to air freight costs, Intrepid shall reimburse VMR, pursuant to clause v, below, one-half of that portion of the excess related to air freight that caused VMR’s logistics costs to exceed 15%.

f.          VMR other V2 Product sales by SKU and quantity to Excluded Customers pursuant to Appendix D.

iii.         Jointly, the Parties will discuss and negotiate in good faith to attempt to reach agreement in writing with respect to any changes to the Cost/Profit Model, including V2 Product Prices, which shall be documented in an Agreement Addendum. Also, the Parties will prepare Cost/Profit Models for all new products being sold, and Appendix A shall be amended accordingly. The parties shall update Appendix E, if necessary per its terms.

iv.         Reconciliation of Pricing Discrepancies – At the Quarterly Meetings, the Parties shall in good faith reassess, adjust and reconcile pricing discrepancies for V2 Products based on the following principles:

a.          The Parties shall share equally in the Remaining Margin Pool;

b.          With the exception of the potential impact of returns above two percent (2%) or the reduction of the Intrepid List Price, the Parties shall maintain VMR’s Gross Margins, as reflected in the Cost/Profit Model, as its minimum margins for the V2 Products. Should Intrepid wish to reduce the Intrepid List Price with the effect of reducing VMR’s Gross Margin, Intrepid may do so only with VMR’s prior written approval, which consent is not to be unreasonably withheld, taking into account the competitiveness of V2 Products; and

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c.           The Parties’ actual costs shall be compared to those in the Cost/Profit Model, and the benefit or detriment of any costs savings or augmented expense shall be shared equally between the Parties, with the following exceptions:

i.          The Model Intrepid Selling Expense Percentage, with the exception of Intrepid Returns, shall be deemed a maximum; provided, however, that given the need for higher upfront selling expenses during the initial rollout of V2 Products to the Bricks & Mortar Distribution Channel, the Parties agree that for the first six quarters of distribution from the Intrepid V2 Product Inventory Date, the Model Intrepid Selling Expense Percentage will be calculated and applied based on the aggregate amount of such expenses during that six-quarter period (i.e., the amount of such spending will be reviewed each quarter but will not be reconciled until the expiration of the six-quarter period).

ii.         The Parties shall share equally, whether positively or negatively, in any fluctuations in the rate of Intrepid Returns above a return rate greater than two percent (2%); and

iii.        The Model VMR Delivered COGS shall be deemed a maximum.

v.          Payment will be made by the owing party with respect to a pricing reconciliation determination within thirty (30) days after distribution of the applicable meeting minutes unless such minutes are disputed. In the event there is a dispute, payment shall be made within thirty (30) days of the resolution of such dispute. Any undisputed amount shall be paid within the original thirty (30) day period.

b)           Regulatory & Legal Matters - Jointly the Parties will discuss all pending or anticipated regulatory and legal matters, including their impact on this Agreement, the sale of the V2 Products, the Cost/Profit Model, the payment of taxes and assessment and product pricing.

J.          FUTURE ZIG-ZAG VAPOR PRODUCTS

1.	The Parties agree to enter into discussions immediately upon execution of this Agreement to negotiate and execute a separate agreement pursuant to which VMR will become the sole producer of Electronic Cigarettes for Intrepid and its Affiliates, including vapor products under the ZIG-ZAG brand, and will receive from Intrepid sales rights with regard to U.S. internet, U.S. mall kiosk and U.S. VMR flagship retail stores. Such agreement shall be contingent upon the Parties reaching mutual agreement on the material terms including, without limitation, the following terms by no later than December 1, 2013:

a.	design, product specifications, and product performance characteristics which shall be substantially defined of the three device prototypes of ZIG-ZAG vapor products that were discussed by the Parties on October 9, 2013;

b.	maximum pricing and pricing methodologies for all three such prototype devices and for related e-liquids, gels and herbal products, and pricing methodologies for all future devices and related products;

c.	pricing agreements for products to be sold on the VMR websites and through Brick & Mortar Distribution which shall have consistent MSRP’s;

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d.	sharing and joint ownership of Intellectual Property information and rights with regard to such devices (not in escrow);

e.	the dates by which each such device will launch;

f.	production of all such devices in VMR-dedicated facilities;

g.	no use worldwide of the technology, designs, or other Intellectual Property related to such devices for either party, without mutual written consent;

h.	either delivery to Intrepid of all Intellectual Property relating to the current ZIG-ZAG Electronic Cigarettes or delivery of such Intellectual Property into an agreed-upon escrow;

i.	upon execution of an agreement as contemplated in this Section J.1, VMR shall be permitted to open an aggregate of 20 VMR flagship stores without the approval of Intrepid;

J.	Intrepid shall have the right to distribute Vapor Couture at Bricks and Mortar in the US once Intrepid has reached distribution of V2 Products in 35,000 retail stores and the price methodologies shall parallel those of the V2 Products;

k.	Intrepid shall be permitted to continue regional distribution of pre-existing products which compete with the exclusivity of those contemplated in this Section J.1;

1.	VMR shall not sell any open system vapor products in the US except for those already existing or already designed by VMR.; and

m.	the Parties have agreed that Intrepid may source, from a non-VMR third party, the liquid nicotine for ZIG-ZAG products and would sell the nicotine to VMR for inclusion in the cartomizers and for subsequent sales on the web provided that Intrepid’s sale price to VMR is reasonably comparable to prices at which VMR is able to source such nicotine.

K.          GENERAL PROVISIONS

1.          Integration - This Agreement and the attached appendices constitute the entire and only agreement between the Parties with respect to the subject matter hereof and all other prior negotiations, representations, agreements, and understandings are hereby superseded, including that certain Letter of Intent executed on behalf of VMR on March 15, 2013, and on behalf of NTC on March 18, 2013, and the parties release each other, and NTC, from any obligations under such Letter of Intent and prior agreements. No agreements altering or supplementing the terms of this Agreement may be made except by a written document signed by both Parties.

2.          Authority – The Parties warrant that they have the right to enter into this Agreement, and that this Agreement, and compliance with the terms hereof do not violate any other agreements of the Party, or require any consent or approval not already obtained.

3.          Notice

a)          All notices, requests, claims, demands and other communications required by this Agreement shall be in writing and addressed as follows:

i.           If to Intrepid: ATTN: General Counsel, 5201 Interchange Way, Louisville, KY 40229

ii.          If to VMR: ATTN: General Counsel, 3050 Biscayne Boulevard, Miami, FL 33137

b)          Such notices may be given by:

i            Personal delivery;

ii.          Nationally recognized courier service, with signature confirmation of receipt;

iii.         US Mail, with signature confirmation of receipt; or

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iv.           Electronic mail, but only if the receiving Party has given written and explicit consent to this method of notification for each and every event requiring notice;

c)         Notice shall be deemed effective upon personal receipt or two days after the date such communication is sent if sent by courier service, US Mail or electronic mail.

4.          Assignment & Successors in Interest

a)         Neither Party shall assign its rights or obligations under this Agreement without the express written consent of the other, except for such assignments as are made to Affiliates or pursuant to a Change in Control, which are permitted without notice or consent (except as otherwise provided herein);

b)         Unless otherwise stated herein, this Agreement is binding on the Parties and their permitted successors and assigns.

5.         Insurance -

a)         VMR agrees to maintain, during the entire term of this Agreement and, notwithstanding any provision to the contrary in this Agreement, following the termination of this Agreement for such time as any of the products sold hereunder by VMR shall reasonably remain at the facilities of Intrepid (at least three years), commercial general liability insurance, Including, but not limited to, public liability, completed operations and product liability coverage, $1 Million each occurrence, $2 Million policy aggregate for all coverages other than product liability. Products Liability coverage shall be written with limits not less than $10 Million each occurrence and aggregate, with a deductible of no more than $25,000. Also, VMR agrees to name Intrepid as an additional insured/vendor with respect to their products liability coverage. The use of a commercial umbrella policy is permitted to satisfy any minimum required Insurance limits. Such coverage shall be written on an claims made form with an extended reporting period of 24 months.

b)         The Parties each agree to maintain a policy of workers’ compensation insurance as required by law, with statutory limits, in the state(s) In which any services, work, or labor are being performed by its employees relating to the production of V2 Products or the sale of V2 Products under this Agreement. In addition, each Party agrees that any such state shall be named in section 3.A of the workers’ compensation declarations page for such policy.

c)         The insurance coverage required herein shall be provided by an insurance company or companies reasonably acceptable to Intrepid. The insurance coverage shall be primary to any coverage Intrepid may have whether pursuant to or independent of this Agreement. The insurance coverage provided hereunder shall not in any way be endorsed, amended or otherwise restricted to limit the coverage provided under a simplified commercial general liability insurance policy promulgated by Insurance Services Office, Inc. or its successor organization.

d)         VMR agrees to furnish, together with its execution of this Agreement and thereafter in advance of any annual renewal of or any relevant and material change in VMR’s insurance coverage, a fully complying current certificate of insurance and a copy of the actual policies (with pricing redacted) for Intrepid’s approval, which certificate shall provide that Intrepid and its Affiliates and directors, managers, officers, representatives, employees and assigns are additional insureds/vendor. Notwithstanding the foregoing, Intrepid’s review or approval of such certificate shall not relieve VMR to any degree of its obligation to maintain the required coverage hereunder.

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e)         VMR shall notify Intrepid at least seven (7) Days in advance of any relevant and material changes In VMR’s insurance coverage. Each certificate shall indicate that the coverage represented thereby shall not be canceled, or modified until at least thirty (30) Days’ prior written notice has been given to Intrepid. The insurance requirements set forth herein are minimum coverage requirements and are not to be construed in any way as a limitation on VMR’s liability under this Agreement, including its indemnity obligations.

6.         Cost Savings – VMR shall order V2 products, and VMR Products, from the manufacturers in such a way as to maximize cost savings by obtaining discounts related to economies of scale whenever possible Including consolidating purchases, whenever possible, between V2 Internet and retail orders, but not to the detriment of delivery dates, and share such discounts with Intrepid.

7.         Media & Public Relations – If not specifically contemplated by and articulated in this Agreement or as required by Applicable Law, neither Party shall make any public statement relating to the other Party or any aspect of this Agreement unless the content of such statement has been previously discussed with and agreed upon by the other Party.

8.         Modification - No modification of this Agreement shall be effective unless in writing and signed by both Parties hereto.

9.         Relationship of the Parties - The relationship of the Parties is that of independent contractors, and neither party shall incur any debts or make any commitments for the other party. Nothing in this Agreement is intended to create or shall be alleged or construed as creating between the Parties the relationship of joint venturers, co-partners, employer and employee or principal and agent.

10.       Force Maieure – With prompt written notice to the other Party, the obligations of a Party shall be excused during such time as and to the extent that performance is prevented by any Force Majeure, until such Force Majeure is lifted by notice of the claiming party, or the right to Force Majeure terminates per the terms of this Agreement.

11.       Remedies – Nothing in this Agreement shall limit the remedies which may be provided to Intrepid or VMR at law or in equity in connection with the sale and purchase of products except as explicitly set forth herein. Except as explicitly set forth herein, all rights and remedies of the parties shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies provided for herein which may be provided or permitted by law or equity in case of any breach, failure or default or threatened breach, failure or default of any term, covenant or condition of this Agreement. The rights and remedies afforded either party shall be continuing and not exhausted by any one or more uses thereof, and may be exercised at any time or from time to time; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement, or the change In status of a party, shall not discharge or release any party from any liability or obligation then accrued or any liability or obligation continuing, or intended by its nature or terms to continue, beyond or arising out of the expiration or earlier termination of this Agreement, or such change in status, including, without limitation, any warranties of VMR.

12.       Governing Law & Dispute Resolution -

a)         This Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of laws principles.

b)         in the event of any breach, dispute, claim, or disagreement arising from or relating to this Agreement, other than as explicitly set forth In Section E permitting injunctive relief, the Parties shall follow the following steps in order.

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i. The Parties shall use commercially reasonable efforts to settle the dispute, claim or disagreement; they shall consult and negotiate with one another in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties.

ii. If either Party determines that such negotiations are not resolving the dispute satisfactorily, such Party may by written notice to the other demand that the dispute be submitted to mediation. For purposes of clarity, any such mediation provided for hereunder shall be non-binding mediation. When such a demand is made, the Parties must, within 10 Days, jointly make arrangements for the mediation of the dispute with the American Arbitration Association, whose Commercial Arbitration Rules and Mediation Procedures in effect on the date of the written demand for mediation shall govern the mediation in all respects, except as modified by agreement of the Parties. The mediation shall be conducted in Atlanta, Georgia. The expenses of mediation, including reasonable compensation of the mediator, shall be borne equally by the Parties hereto, except that each Party shall bear the compensation and expenses of its own counsel, witnesses, and employees.

iii. If the dispute has not been resolved within 30 Days of any written demand for mediation, or within such longer time period as the Parties may agree, then, with notice by either Party to the other, the dispute, claim or disagreement shall be finally settled by arbitration (unless this Agreement specifically sets forth rights to pursue a remedy in litigation) in Atlanta, Georgia, and administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules except as modified herein. The arbitrator or arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render a decision within 60 Days after appointment. The arbitrator or arbitrators shall expeditiously resolve any discovery or e-discovery disputes and shall do so respecting the interests of the parties In an expedited, efficient and cost-saving process for resolving the controversy through arbitration. Moreover, unless the parties otherwise agree, no party shall request more than two depositions and no discovery shall be conducted within 10 days of the date set for the hearing by the arbitrator or arbitrators. The decision of the single arbitrator, or arbitrators if a board is utilized, or the majority thereof, made in writing shall be final, binding and non-appealable upon the Parties as to the questions submitted, and the parties to the arbitration will abide by and comply with such decision. The decision may be enforced in a court of competent jurisdiction. The expenses of arbitration, including reasonable compensation of the arbitrators, shall be borne equally by the Parties, except that each party shall bear the compensation and expenses of its own counsel, witnesses, and employees.

iv. If the only dispute between the Parties is the proper calculation methodology of an amount that must be determined per the terms of this Agreement, instead of AAA arbitration, the parties shall utilize Grant Thornton as an accounting arbitrator to determine which Parties’ calculation is correct. Each Party shall submit its calculation to the accounting arbitrator. No further submissions or discovery shall be permitted. Such accounting arbitrator shall only be permitted to choose one of the Parties’ calculations (each party will submit one calculation) as opposed to such arbitrator calculating a third value, and shall institute a schedule and deadline for such determination and fact finding intended to quickly resolve such dispute. The expenses of the accounting arbitration, including reasonable compensation of the arbitrators, shall be borne equally by the Parties.

13.        Waiver - No term or provision shall be deemed waived and no breach excused unless a Party waives a provision or consents to a breach in a signed document that expressly states that it is a “waiver” or “consent” and no waiver or consent shall act as a waiver or consent in any future instance where a waiver or consent would be required.

14.       Further Assurances - The Parties shall execute and deliver, from time to time at or after the Effective Date, for no additional consideration and at no additional cost to the requesting Party, such further documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and the transactions contemplated hereby, and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement and the transactions contemplated hereby.

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15.       Headings; Singular & Plural Terms; Interpretation - The descriptive headings of clauses are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content and shall not be used to interpret the provisions of this Agreement. The singular of any term shall Include the plural thereof and the plural of any term shall include the singular. Operative terms, conditions and covenants may be included in definitions or addenda, and will be given equal weight and effectiveness as binding covenants regardless of where located. The word “or” is not exclusive. A reference to a person includes its permitted successors and permitted assigns as permitted herein. The words “include,” “includes” and “including” are not limiting. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document. This Agreement is the result of negotiations among, and has been reviewed by the Parties. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party.

16.       Severability; Survival - Any invalidity of any provision in this Agreement shall not affect the validity of any other of Its provisions. If any court or arbiter shall determine that any provision of this Agreement is In any way unenforceable, such provision shall be reduced only to the extent necessary to make such provision enforceable, and the remainder of the Agreement shall remain operative except for any obligation the performance of which is dependent upon the severed portion, in which case the dependent obligation also shall be severed. The provisions of any term or provision that by Its nature survives the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement and continue to be binding.

17.        Accounting Terms – Except as expressly provided in this Agreement, all accounting terms used herein but not otherwise defined shall have the meanings commonly given them in the accounting industry.

18.       Time is of the Essence - For purposes of this Agreement, and all deadlines and dates hereunder, time is of the essence.

19.       Counterparts - This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original; and, it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart. Any original executed Agreement or other related document may be photocopied and stored on computer storage medium (an “Imaged Agreement”). If an Imaged Agreement Is Introduced as evidence in any judicial, arbitration, mediation or administrative proceeding, it shall be considered as admissible evidence; provided that such Imaged Agreement bears the signature of the party against whom enforcement is sought; and further provided that there is no evidence that such Imaged Agreement has been manipulated or otherwise altered in any way. No party hereto shall object to the admissibility of the Imaged Agreement on the basis that such was not originated or maintained in documentary form under either the hearsay rule, the best evidence rule, or other rule of evidence.

[Remainder of page Intentionally left blank. Signature page below.]

Intrepid/VMR DRAFT 10/15/13 v. 27

The signatures of the Parties’ officers below Indicate the Parties agreement, and intent, to be bound by this Agreement.

Intrepid Brands, LLC	VMR Products, LLC

/s/ Larry Wexler	/s/ Jan Andries Verleur
Larry Wexler, CEO	Jan Andries Verleur, CEO

10/15/13	10/15/2013
DATE	DATE

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List of Appendices

Appendix A	V2 Products & Pricing Cost/Profit Model
Appendix B	Sample Non-Competitive Pricing Calculations
Appendix C	V2 Product Order & Payment Process
Appendix D	VMR Distribution Appointment Exceptions
Appendix E	VMR OEM Excluded Businesses
Appendix F	Statistical Sampling
Appendix G	VMR Trademark Usage Guidelines
Appendix H	V2 Product Specifications
Appendix I	Buyout Provisions and Calculation Illustrations

Intrepid-VMR Agreement, Appendix A	i

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Appendix A
V2 Products & Pricing
Cost/Profit Model

		V2 Products
		Express Kit	Cartridges 5-Pack	Disposable E-Cig (M6)
a	Suggested Retail Price ($/Unit)	12.99	9.99	5.99

b	Maximum VMR COGS Pre-Logistics ($)	3,75	1.75	1.60
c	Maximum VMR Logistics Costs (%)	15	15	15
d	VMR Delivered COGS Less Government Levies ($) [d = b + (bxc)]	4.31	2.01	1.84

e1	Government Levies	0.00*	0.00*	0.00*
e2	Cumulative VMR Share of Intrepid Net Margin Increases From List Price Increases	0.00*	0.00*	0.00*
f	VMR Delivered COGS [d + e1 + e2]	4.31	2.01	1.84

g	Intrepid Shipping (%)	0,49	0.64	1.07
h	Intrepid Returns (%)	2.00	2.00	2.00
i	Intrepid Discounts (%)	3.50	3.50	3.50
J	Intrepid Allowances/Merchandising (%)	9.62	9.62	9.62
k	Intrepid Selling Expense (%) [k = g + h + l + j]	15.62	15.77	16.19

l	Intrepid List Price ($)	7.09	5.45	3.27
m	Intrepid Selling Expense ($) [l x k]	1.11	0.86	0.53
n	Intrepid Margin ($) [l - m]	5.98	4.59	2.74

o	Combined COGS ($) [f + m]	5.42	2.87	2.37

p	Gross Margin Pool ($) [l - o]	1.67	2.58	0.90
q	Consumer Marketing Commitment ($) [p x .10]	0.167	0.258	0.090
r	Remaining Margin Pool ($) [p - q]	1.50	2.32	0.81

s	VMR Net Margin Split (%)	50	50	50
t	VMR Net Margin ($) [r x s]	0.75	1.160	0.405

u	Intrepid Net Margin Split (%)	50	50	50

v	Intrepid Net Margin ($) [r x u]	0.75	1.160	0.405

w	VMR Gross Margin ($) [t + q]	0.917	1.418	0.495

Intrepid-VMR Agreement, Appendix A	ii

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		V2 Products
		Express Kit	Cartridges 5-Pack	Disposable E-Cig (M6)
x	V2 Product Prices ($) [w + f]	5.227	3.428	2.335

* $0.00 as of Effective Date. Any changes to e1 or e2 during the term of the Contract will be reflected appropriately with an updated Appendix prepared and initialed by both Parties.

Appendix A will be updated and initialed by both Parties when any additional SKUs are added to Appendix H.

Intrepid-VMR Agreement, Appendix A	iii

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Intrepid-VMR Agreement, Appendix A	iv

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APPENDIX B

Sample Non-Competitive Pricing Calculations

At any point in time, V2 Products may be Non-Competitive IF:

Twelve week average VMR Delivered COGS per EQ unit @ X point in time	>	(Reference CIGS Compression Rate) X (Electronic Cigarette Average Retail Prices @ X point in time)	Then Non-Competitive

For example, using the reference numbers below for Disposables, if the then current twelve week average VMR Delivered COGS per EQ Unit is still $1.84, and the then current Electronic Cigarette Average Retail Price is $6.99 (drop of $1.93 from reference), then using the above formula, VMR would be Non-Competitive (1.84>(.258*6.99)).

		V2 Disposable E-Cig	V2 Cartridges (5-Pack)
A	Model Delivered COGS per EQ unit ($)	1.84	.402
B	Reference Average Retail Price per EQ unit ($) [per Nielsen, as of 12 weeks ending 07/06/13]	8.92	3.23
C	Compressed Reference Average Retail Price per EQ unit ($) [B X.80]	7.14	2.58
D	Reference COGS Compression Rate [A ÷ C]	25.8%	15.6%

Appendix B will be updated and initialed by both Parties when any additional SKUs are added to Appendix H

Intrepid-VMR Agreement, Appendix B	i

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 Appendix C
Product Order & Payment Process

The Parties shall comply with this Product Order & Payment Process with regard to all Intrepid orders for Products.

1.         Preliminary Order Form

A.          Intrepid - Utilizing the Preliminary Order Form, or in a form substantially similar to that contained herein, as set forth below, Intrepid shall communicate to VMR the identity and quantity of each V2 Product it wishes to order by completing columns I and II and the Product Delivery Date.

B.          VMR - Within no more than five (5) Business Days after receiving a Preliminary Order Form, VMR shall complete and return such Preliminary Order Form to Intrepid, having identified in columns III through VI its current VMR Delivered COGS, Government Levies, VMR Gross Margin, and the V2 Product Price to Intrepid for each V2 Product.

Preliminary Order Form
Date:		Date:
Product Delivery Date:
I Product Description	II Quantity	III VMR Delivered COGS	IV Government Levies	V VMR Gross Margin	VI V2 Product Price

2.         Purchase Order – Upon receipt of a completed Preliminary Order Form, Intrepid shall Issue a Purchase Order which will include the Preliminary Order Form V2 Product Price, destination for delivery, and state a delivery date that is compliant with the minimum delivery window applicable under the Agreement (90 or 70 days, as applicable).

3.          Bill of Lading – VMR shall provide a bill of lading with every shipment.

4.          Invoice – Upon receipt of Intrepid’s Purchase Order, VMR shall issue an Invoice showing the amount owed by Intrepid, and such amount less Government Levies.

5.          Advanced Deposit

A.          Year One – From the Intrepid V2 Product Inventory Date until August 1, 2014, within five (5) Business Days of issuing a Purchase Order, Intrepid shall pay to VMR via ACH payment an amount equal to twenty-five (25) percent of the current VMR Delivered COGS associated with the V2 Products ordered;

B.          Year Two – From August 2, 2014 through August 1, 2015, within five (5) Business Days of issuing a Purchase Order, Intrepid shall pay to VMR via ACH payment an amount equal to ten (10) percent of the current VMR Delivered COGS associated with the V2 Products ordered;

Intrepid-VMR Agreement, Appendix C	i

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C.          Subsequent Years – From and after August 2, 2015, Intrepid shall not make an Advanced Payment.

If during Year 2 or thereafter either the reduction in the deposit amount from 25% to 10% or the elimination of the deposit requirement after Year 2 shall cause VMR cash flow issues that it anticipates may adversely affect its ability to order subcomponent inventories as necessary to meet the Product Delivery Dates in Purchase Orders, VMR shall notify Intrepid of that fact and Intrepid agrees to discuss with VMR options under which Intrepid may assist with such cash flow issues; provided, however, that nothing in this provision shall in any way obligate Intrepid to provide VMR with financing or other concessions.

6.          Payment – Within fifteen (15) Days after delivery of the V2 Products, Intrepid shall pay to VMR the balance of the Purchase Order Amount.

Intrepid-VMR Agreement, Appendix C	ii

Appendix D

VMR Distribution Appointment Exceptions

The following VMR customers, distribution channels and products are excepted from VMR’s grant to Intrepid of exclusive distribution rights of the V2 Products:

1.          Excluded Customers

To the extent that Bricks & Mortar Distributors that are not customers of Intrepid wish to order V2 Product inventory not carried by Intrepid from VMR, VMR may make such sales; provided, however, that VMR may not solicit such customers. VMR will provide information to Intrepid on any such sales at the Quarterly Meetings. Intrepid, at its option, may at any time elect to begin to carry such V2 Product inventory and assume any such customers and VMR at that time will cease to sell to such customer such V2 Products. The Parties will also discuss the option of Intrepid providing 50% of VMR’s average monthly raw Inventory carrying costs for V2 Product inventory not carried by Intrepid in return for a 50-50 split by the Parties of the profits on any VMR sales of such products to Brick & Mortar Distributors under this paragraph.

2.          Excluded Channels

 a.         Internet Sales (with the exception of (i) disposable Electronic Cigarettes, the consumer selling unit of which comprises less than five (5) individual Electronic Cigarettes, and (ii) Express Kits, neither of which shall be sold by VMR on the internet);

   b.         Mobile phone sales;

   c.         Direct response sales;

   d.         Retail “Kiosk” Business, both franchises and VMR-owned (limited to no more than 100 U.S. kiosks);

   e.         Hospitality Sales, e.g., hotels, cruise lines;

    f.         International Sales and rights to all VMR Brands;

    g.         VMR’s vending machine franchise business; and

    h.         VMR flagship stores (limited to no more than 10 such stores).

With regard to kiosks and flagship stores, the caps established above are intended to limit the potential adverse impact of such outlets on retail store efforts of Intrepid under this Agreement. Any additional kiosk or flagship store placements above the caps set forth above must be agreed upon by the Parties in writing.

 3.        Excluded Products - Also excluded from the distribution rights granted intrepid under this Agreement are VMR’s other existing and future branded products that do not carry either the V2CIGS Marks or the V2 Marks, including, but not limited to, Vantage Vapor and Vapor Couture.

Intrepid-VMR Agreement, Appendix D	i

Appendix E

VMR OEM Excluded Businesses

Distributors
McLane Company	HT Hackney		WAM Marketing Group
Coremark	Eby Brown	Costco	Peer Marketing Associates, Inc.
Retailers
7-Eleven	CVS/Caremark	Racetrac	Delhaize
Couche-Tard/Circle K	Casey’s General Stores	VPS (Village Pantry)	Dollar General
Speedway	Rite Aid	Kum N Go	Super Valu
Murphy Oil	Sheetz	Kwik Trip	Safeway
Pantry	QuikTrip	Holiday	Publix
Valero	WaWa	Hess	Ahold
Walgreens	Kroger	Sunoco	Meijer
Walmart/Sams	Stripes	Family Dollar
Tobacco Manufacturers & Marketers
Republic Tobacco/ Top Tobacco	Swisher International	Prime Time International	Imperial Tobacco/ Commonwealth/RBA
Liggett	Swedish Match	Trendsettah
JTI (Japan Tobacco)	New Image Global	Good Times

Notwithstanding anything to in this Agreement that may conflict with the following, VMR may continue to manufacture OEM or enter into new OEM agreements with those entities who are not listed above in this Appendix E, but if an entity not listed in Appendix E enters into a merger or acquisition transaction with an OEM Excluded Business, there are one of two outcomes:

(a) if VMR entered into an OEM agreement with an entity not listed above in Appendix E prior to the merger or acquisition transaction, the OEM Excluded Business shall no longer be categorized as an OEM Excluded Business; or

(b) if an OEM Excluded Business enters into a merger or acquisition transaction with an entity not listed in Appendix E and no agreement exists at such time between such OEM and VMR, that entity shall become an OEM Excluded Business.

Appendix E shall be amended as necessary in accordance with the foregoing terms at the first quarterly meeting after such Transaction.

Intrepid-VMR Agreement, Appendix D	ii

Appendix F

Statistical Sampling

The parties agree that ASTM Document E1994-09 (Reapproved 2013) will form the statistical basis for determining sample size required for the rejection of any given lot of product provided to NTC based on an Average Outgoing Quality Limit (AOQL) of 0.5% and a Lot Tolerance Percent Defective (LTPD) of 2%. The use of the sampling table A1.3 for single sampling at LTPD of 2.0% and an AOQL Process Average of 0.5% will define the required number of samples (n) based on the lot size. The lot size will be determined by the number of each unique consumer selling unit per individual delivery to NTC. This table also provides the acceptance number (c) for the particular characteristic in question. If the number of defective items exceeds the value for c and the total sample size equals or exceed n then NTC can reject the entire shipment. Any specification individually or any combination of specifications may be used to fulfill the requirements of rejection based on ASTM E1994.

The referenced table is given below for convenience.

Appendix G

VMR Trademark Usage Guidelines

October 15, 2013

VISUAL IDENTITY GUIDELINES

TABLE

OF CONTENTS

01	V2 Cigs Welcome

1.1	About these Guidelines	04

1.2	Identity Policy	05

02	Immediate Recognition

2.1	Brand Statement	07

2.2	Positioning Statement	07

2.3	Core Values	08

03	Basic Signature Standards

3.1	The V2 Cigs Logo	10

3.2	Identity Signature	11

3.3	Incorrect Signature Uses	12

3.4	Signature Colors	13

3.5	Signature Combination	14

3.6	Signature Positioning	15

3.7	Typography	17

04	Online Recognition

4.1	Website Design/Functionality	19-20

4.2	Sliders, Panels & Banner Advertisements	21

05	Brand Advertising

5.1	Brand Advertising	23

V2 CIGS WELCOME	01

3

1.1 ABOUT THESE GUIDELINES

A Reliable Company

Relies on Its Image of Reliability.

The V2 Cigs logos, marks and graphics—collectively referred to as the V2 Cigs “Identity”—define the visual expression of the V2 Cigs brand. This guide is designed to define best practices for using the V2 Cigs Identity to help ensure the continuing success of the V2 Cigs brand.

These guidelines provide obligatory instructions for anyone working with the visual image of the V2 Cigs brand, including but not limited to staff, affiliates, partners, franchisees, third-party vendors and other companies or organizations that will produce materials utilizing the V2 Cigs Identity. These guidelines are intended to set fundamental guidelines that allow for creativity and individual expression while maintaining the integrity of the V2 Cigs Identity.

4           INTRODUCTION

1.2 IDENTITY POLICY

Usage.

This manual will help ensure consistency by providing standards and specifications for the use of the V2 Cigs brand identity. This manual should be followed in all forms of communication that represent V2 Cigs including TV, social media, signage, print, online and outdoor. There are no limitations to where this brand can go. As the digital landscape continues to change, these guidelines will adapt and change to improve connectivity. Any modifications to these guidelines must be approved in advance by V2 Cigs.

Contact:

Adam Kustin

Vice President, Marketing

(e) adam@V2Cigs.com

(p) 877.378.2767 ext. 1843

INTRODUCTION    5

IMMEDIATE RECOGNITION	02

6          IMMEDIATE RECOGNITION

2.1 BRAND STATEMENT

V2 Cigs Is an Industry Leader.

V2 Cigs has become a distinguished leader in the electronic cigarette category. Known for creating products with superior vapor production and great flavor, V2 Gigs strives to continually improve technology and production in an ongoing effort to become the most trusted name in the industry.

2.2 POSITIONING STATEMENT

Lead, Enrich & Transform the Industry.

At V2 Cigs, we set the bar for quality, consistency and product performance. These are the cornerstones of the V2 Cigs philosophy. V2 Cigs is the brand that current and future customers can always trust for superior products in the electronic cigarette category.

IMMEDIATE RECOGNITION     7

2.3 CORE VALUES

Quality. Innovation. Transparency.

Quality

V2 Cigs is committed to continuous improvement and superior quality. As one of the industry’s only vertically Integrated operations, V2 Cigs controls every element necessary to earn customer trust by offering better products and services.

Innovation

V2 Cigs has become a pioneer in a category that did not exist a mere decade ago. Creativity and innovation are in our DNA. V2 Cigs thrives as a leader in a constantly changing market.

Transparency

Setting the highest standards for transparency is how V2 Clgs leads by example. We put our engineering practices, batch testing, consumer guarantees and other quality assurances out there for the whole world to see. Our systems were created on the premise that their implementation will be synonymous with best practices in the emerging electronic cigarette industry.

8     IMMEDIATE RECOGNITION

BASIC SIGNATURE STANDARDS	03

BASIC SIGNATURE STANDARDS     9

3.1 THE V2 CIGS LOGO
Strength of Our Brand.

The V2 Cigs logo is the essential element of the V2 Cigs Identity. It may not be modified in any way nor used in any context not detailed in these guidelines.

10     BASIC SIGNATURE STANDARDS

3.2 IDENTITY SIGNATURE

Consistency Is Key.

There are four basic versions of the V2 Cigs logo that can be configured vertically or horizontally and with or without the corresponding “vapor” element to make up 16 acceptable versions or signatures of the V2 Cigs mark. Each signature should be used in its entirety and the relationship between the elements should never be adjusted or changed.

BASIC SIGNATURE STANDARDS     11

3.3 INCORRECT SIGNATURE USES

Corporate Logo Consistency.

Correct and consistent use of the V2 Cigs Identity is critical to maintaining the integrity of the V2 Cigs brand. Under no circumstances can anyone change:

•	The shape or proportions of the logo
•	The colors of the logo
•	The angle of the logo

12     BASIC SIGNATURE STANDARDS

3.4 SIGNATURE COLORS
Corporate Color Consistency.

The precise primary and secondary colors are delineated herein. Use the primary color for the logo and the secondary color to complement it. Under no circumstances is it ever acceptable to substitute different colors for the corporate colors.

The V2 Cigs logo is always to appear entirely in the primary color. Consult printers for the most accurate reproduction of the logo colors.

The secondary color is to be used to compliment the primary color. Examples include headlines and text, but not to be used interchangeably with the primary logo color.

BASIC SIGNATURE STANDARDS     13

3.5 SIGNATURE COMBINATION

Primary Color Scheme.

Reinforce
Color

These color palettes used  here are to be used when designing any graphic element representing V2 Cigs. The use of these palettes will ensure color consistency and visual harmony while granting creative flexibility.

14     BASIC SIGNATURE STANDARDS

3.6 SIGNATURE POSITIONING
Invisible Ground.

The Exclusion Zone, the space around the logo, is defined as the minimum distance from the signature to other elements. The Exclusion Zone is always an area equal to half the height of the logotype that is kept clear on all sides of the signature. The Exclusion Zone is proportional and changes depending on the size of the logotype. All surrounding elements (text, photos, graphics, etc.) should be placed outside the Exclusion Zone.

Horizontal Logo

BASIC SIGNATURE STANDARDS     15

Vertical Logo

16     BASIC SIGNATURE STANDARDS

3.7 TYPOGRAPHY
Approved Fonts.

The primary typefaces used In conjunction with the V2 Cigs Identity are Museo for headlines and medium-sized texts and Helvetica for body copy. While these are not the only acceptable fonts, consistent use of these two type families will contribute to a unified brand image.

Museo 300

Museo 700

Designed in 2008, Museo is a semi-serif typeface with open forms and original details. Designed to be a display font, Museo is ideal for headlines and medium-sized texts. The fonts styles are numbered (100, 300, etc.) rather than identified by weight (bold, semi bold, etc.)

ABCDEFGHIJKLMNOPQRSTUVWXYZ

Abcdefghijklmnopqrstuvwxyz
0123456789

ABCDEFGHIJKLMNOPQRSTUVWXYZ

Abcdefghijklmnopqrstuvwxyz
0123456789

Helvetica

Helvetica is one of the most widely used typefaces in the English-speaking world. It is favored for use in many corporate typefaces and by the U.S. government for its simple, classic style and easy readability.*

ABCDEFGHIJKLMNOPQRSTUVWXYZ

Abcdefghijklmnopqrstuvwxyz

0123456789

ABCDEFGHIJKLMNOPQRSTUVWXY

Abcdefghijklmnopqrstuvwxyz

0123456789

' When Helvetica is unavailable, please substitute with the Arial font.

BASIC SIGNATURE STANDARDS     17

ONLINE RECOGNITION	04

18     ONLINE RECOGNITION

4.1 WEBSITE DESIGN/FUNCTIONALITY
Online Reliability.

V2 Cigs is America’s No. 1 online retailer of electronic cigarettes. V2Cigs.com is currently ranked in the top 2,000 websites in the nation, and receives more than six million monthly unique visitors, as tracked by online web-metrics provider Alexa.com. The following standards must be kept so that our presence online can continue to grow:

Website Buttons

V2 Cigs Email Signature

CONFIDENTIALITY NOTICE: The information in this e-mail including any attachments, is confidential, and privileged. This e-mail is intended to be reviewed by only the individual or organization named above. If you are not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any review, dissemination, or copying of this e-mail, and its attachments, if any, or the information contained herein is prohibited. If you have received this e-mail in error, please immediately notify the sender by return e-mail and delete this e-mail from your system.

ONLINE RECOGNITION      19

Website Color & Gradient

20     ONLINE RECOGNITION

4.2 SLIDER PANEL & BANNER ADVERTISMENTS
Reliable Placement.

Here are samples of the V2 Cigs logo placed in online media. Please use this as a reference of what is acceptable when using the logo and product.

ONLINE RECOGNITION      21

BRAND ADVERTISING	05

22	BRAND ADVERTISING

5.1 BRAND ADVERTISING
Our Core Commitment.

The electronic cigarette market is a crowded place with new competitors popping up every day. V2 Cigs is the brand consumers can trust. Our commitment to quality, transparency and innovation is how we continue to earn this trust. Our advertising has to communicate those values while still capturing attention with big ideas that break new ground.

BRAND ADVERTISING	23

www.v2cigs.com

Appendix H

Product Specifications

The Parties mutually agree that by November 5, 2013, the V2 Product Specifications for the SKUs referenced on the attached shall be completed in substantially the form of the attached sheets and shall be initialed by both Parties. Furthermore, the Parties also agree that the protocols by which the Product Specifications are to be tested shall be mutually agreed upon by no later than December 31, 2013, with both Parties also initialing and attaching such protocols.

Also, V2 Product Specifications includes the requirement that no product be delivered at the FOB point with less than twenty (20) months’ shelf life remaining based on the V2 Product’s “Best Before” dating.

VMR PRODUCTS LLC

e-Liquid Testing Specification Sheets

V2 Red and V2 Menthol 1.8%

Operations

10/1/2013

This document provides e-liquid specifications for testing, including units, minimum detection levels, and enforced limits as they apply to all VMR e-liquid batch testing policies.

                        V2 Red 1.8%

                    1. Propylene Glycol

Test Item	Enforced Limits	MDL	Unit
Propylene Glycol	77.5% ± 2.5%	0.1	% per 1,000mg

                    2. Nicotine

Test Item	Enforced Limits	MDL	Unit
Nicotine	1.75% - 1.8%	0.01	% per 1,000mg

                    3. Diethylene Glycol

Test Item	Enforced Limits	MDL	Unit
Diethylene Glycol	< 0.009	0.01	% per 1,000mg

                    4. Nitrosamines

Test Item	Enforced Limits	MDL	Unit
Nitrosamines	< 0.99	1.0	mg/kg

                    5. Phthalates (6 Items)

Test Item	Enforced Limits	MDL	Unit
Dibutyl phthalate (DBP)	< 0.99	1.0	mg/kg
Benzyl butyl phthalate (BBP)	< 0.99	1.0	mg/kg
Diethyl hexyl phthalate (DEHP)	< 0.99	1.0	mg/kg
Di-n-ocytl phthalate (DnOP)	< 0.99	1.0	mg/kg
Di-iso-nonyl phthalate (DiNP)	< 0.99	1.0	mg/kg
Di-iso-decyl phthalate (DiDP)	< 0.99	1.0	mg/kg

                    6. Phthalates (17 Items)

Test Item	Enforced Limits	MDL	Unit
Dimethyl phthalate (DMP)	< 0.99	1.0	mg/kg
Diethyl phthalate (DEP)	< 0.99	1.0	mg/kg
Diisobutyl phthalate (DIBP)	< 0.99	1.0	mg/kg
Dibutyl phthalate (DBP)	< 0.99	1.0	mg/kg
Bis (2-methoxyethyl) phthalate (DMEP)	< 0.99	1,0	mg/kg
Bis (4-methyl-2-pentyl) phthalate (BMPP)	< 0.99	1.0	mg/kg
Bis (2-ethoxyethyl) phthalate (DEEP)	< 0.99	1.0	mg/kg
Dipentyl phthalate (DPP)	< 0.99	1.0	mg/kg
Dihexyl phthalate (DHXP)	< 0.99	1.0	mg/kg
Benzyl butyl phthalate (BBP)	< 0.99	1.0	mg/kg
Bis (2-n-butoxyethyl) phthalate (DBEP)	< 0.99	1.0	mg/kg
Di-(2-ethylhexyl) phthalate (DEHP)	< 0.99	1.0	mg/kg
Di-cyclohexyl-phthalate (DCHP)	< 0.99	1.0	mg/kg
Di-n-octyl phthalate (DNOP)	< 0.99	1.0	mg/kg
Dinonyl phthalate (DNP)	< 0.99	1.0	mg/kg
Diphenyl phthalate	< 0.99	1.0	mg/kg
Diisononyl phthalate (DINP)	< 0.99	1.0	mg/kg

VMR PRODUCTS, LLC

3050 BISCAYNE BLVD FLOOR 8, MIAMI, FL 33137* PH: 305-517-1159* FAX: 305-571-9383

2  |

7. Total Lead

Test Item	Enforced Limits	MDL	Unit
Total Lead (Pb)	< 9.99	10	ppm

8. Heavy Elements

Test Item	Enforced Limits	MDL	Unit
Soluble Lead (Pb)	< 4.99	5.0	ppm
Soluble Antimony (Sb)	< 4.99	5.0	ppm
Soluble Arsenic (As)	< 2.49	2.5	ppm
Soluble Barium (Ba)	<4.99	5.0	ppm
Soluble Cadmium (Cd)	< 4.99	5.0	ppm
Soluble Chromium (Cr)	< 4.99	5.0	ppm
Soluble Mercury (Hg)	< 4.99	5.0	ppm
Soluble Selenium (Se)	< 4.99	5.0	ppm

Remarks

(1) N.D.= not detected, less than MDL

(2) mg/kg = milligram per kilogram

(3) MDL = method detection limit

(4) ppm = parts per million

(5) %, w/w = percentage of weight by weight

Test Method

Test Item	Test Method	Test Instrument
Propylene Glycol	JY/T 021-1996	GC-FID
Nicotine	JY/T 021-1996	GC-FID
Diethylene Glycol	JY/T 003-1996	GC-MS
Nitrosamines	JY/T 003-1996	GC-MS
Phthalates (6 Items)	CPSC-CH-C1001-09.3	GC-MS
Phthalates (17 Items)	GB/T 21911-2008	GC-MS
Total Lead	CPSC-CH-E1003-09.1	ICP-OES
Heavy Elements	US ASTM F963-11	ICP-OES

V2 Menthol 1.8%

1. Propylene Glycol

Test Item	Enforced Limits	MDL	Unit
Propylene Glycol	62% ± 2.5%	0.1	% per 1,000mg

2. Nicotine

Test Item	Enforced Limits	MDL	Unit
Nicotine	1.75% - 1.8%	0.01	% per 1,000mg

 3. Diethylene Glycol

Test Item	Enforced Limits	MDL	Unit
Diethylene Glycol	< 0.009	0.01	% per 1,000mg

  4. Nitrosamines

Test Item	Enforced Limits	MDL	Unit
Nitrosamines	< 0.99	0.01	mg/kg

5. Phthalates (6 Items)

Test Item	Enforced Limits	MDL	Unit
Dibutyl phthalate (DBP)	< 0.99	1.0	mg/kg
Benzyl butyl phthalate (BBP)	< 0.99	1.0	mg/kg
Diethyl hexyl phthalate (DEHP)	< 0.99	1.0	mg/kg
Di-n-ocxtl Phthalate (DnOP)	< 0.99	1.0	mg/kg
Di-iso-nonyl Phthalate (DiNP)	< 0.99	1.0	mg/kg
Di-iso-decyl phthalate (DiDP)	< 0.99	1.0	mg/kg

6. Phthalates (17 Items)

Test Item	Enforced Limits	MDL	Unit
Dimethyl phthalate (DMP)	< 0.99	1.0	mg/kg
Diethyl phthalate (DEP)	< 0.99	1.0	mg/kg
Diisobutyl phthalate (DIBP)	< 0.99	1.0	mg/kg
Dibutyl phthalate (DBP)	< 0.99	1.0	mg/kg
Bis (2-methoxyethyl) phthalate (DMEP)	< 0.99	1.0	mg/kg
Bis (4-methyl-2-pentyl) phthalate (BMPP)	< 0.99	1.0	mg/kg
Bis (2-ethoxyethyl) phthalate (DEEP)	< 0.99	1.0	mg/kg
Dipentyl phthalate (DPP)	< 0.99	1.0	mg/kg
Dihexyl phthalate (DHXP)	< 0.99	1.0	mg/kg
Benzyl butyl phthalate (BBP)	< 0.99	1.0	mg/kg
Bis (2-n-butoxyethyl) phthalate (DBEP)	< 0.99	1.0	mg/kg
Di-(2-ethylhexyl) phthalate (DEHP)	< 0.99	1.0	mg/kg
Di-cyclohexyl-phthalate (DCHP)	< 0.99	1.0	mg/kg
Di-n-octyl phthalate (DNOP)	< 0.99	1.0	mg/kg
Dinonyl phthalate (DNP)	< 0.99	1.0	mg/kg
Diphenyl phthalate	< 0.99	1.0	mg/kg
Diisononyl phthalate ( DINP)	< 0.99	1.0	mg/kg

VMR PRODUCTS, LLC
3050 BISCAYNE BLVD FLOOR 8, MIAMI, FL 33137* PH: 305-517-1159* FAX: 305-571-9383

4 |

7. Total Lead

Test Item	Enforced Limits	MDL	Unit
Total Lead (Pb)	< 9.99	10	ppm

8. Heavy Elements

Test Item	Enforced Limits	MDL	Unit
Soluble Lead (Pb)	< 4.99	5.0	ppm
Soluble Antimony (Sb)	< 4.99	5.0	ppm
Soluble Arsenic (As)	< 2.49	2.5	ppm
Soluble Barium (Ba)	< 4.99	5.0	ppm
Soluble Cadmium (Cd)	< 4.99	5.0	ppm
Soluble Chromium (Cr)	< 4.99	5.0	ppm
Soluble Mercury (Hg)	< 4.99	5.0	ppm
Soluble Selenium (Se)	< 4.99	5.0	ppm

Remarks
(1)	N.D.= not detected, less than MDL
(2)	mg/kg = milligram per kilogram
(3)	MDL = method detection limit
(4)	ppm = parts per million
(5)	%, w/w = percentage of weight by weight

Test Method

Test Item	Test Method	Test Instrument
Propylene Glycol	JY/T 021-1996	GC-FID
Nicotine	JY/T 021-1996	GC-FID
Diethylene Glycol	JY/T 003-1996	GC-MS
Nitrosamines	JY/T 003-1996	GC-MS
Phthalates(6 Items)	CPSC-CH-C1001-09.3	GC-MS
Phtalates (17 Items)	GB/T 21911-2008	GC-MS
Total Lead	CPSC-CH-E1003-09.1	ICP-OES
Heavy Elements	US ASTM F963-11	ICP-OES

V2 RETAIL CARTRIDGES - MENTHOL 1.8%

Attribute	Specification	MANUFACTURING SPECIFICATIONS			RECEIVING SPECIFICATIONS			Units	Test Method	Method Validated (Y/N)	MDL (for test method)	Units
		Lower Specification Limit	Target	Upper Specification Limit	Lower Specification Limit	Target	Upper Specification Limit					
Puff Count												
Flavor												
Impedance												
E-liquid amount												
Cartomizer Weight												
Cartomizer Length												
Cartomizer Diameter												
Construction, i.e. tube composition												
Plug composition												
Liquid Composition												
flavor number												
propylene glycol amount (%)												
glycerine amount (%)												
flavor amount (%)												
Nicotine Concentration												
Threading												
Packaging Attributes												
length												
width												
thickness												
item number												
code date format												
master case configuration (units x cartons x case)												
master case dimensions												
master case material												
Electrical Connection Type (soldered, pressed, clips, etc.)												
Item UPC												
Carton UPC												
Master Case UPC												
UPC format												
Specification Revision Number												
Date of Revision												

Attachments
- Units UPC
- Carton UPC
- Master Case UPC
- Die lines with warnings (all)
- Test Method(s)
- Art Files

V2 RETAIL CARTRIDGES - MENTHOL 1.8%

Attribute	Specification	MANUFACTURING SPECIFICATIONS			RECEIVING SPECIFICATIONS			Units	Test Method	Method Validated (Y/N)	MDL (for test method)	Units
		Lower Specification Limit	Target	Upper Specification Limit	Lower Specification Limit	Target	Upper Specification Limit					
Puff Count												
Flavor												
Impedance												
E-liquid amount												
Cartomizer Weight												
Cartomizer Length												
Cartomizer Diameter												
Construction, i.e. tube composition												
Plug composition												
Liquid Composition												
flavor number												
propylene glycol amount (%)												
glycerine amount (%)												
flavor amount (%)												
Nicotine Concentration												
Threading												
Packaging Attributes												
length												
width												
thickness												
item number												
code date format												
master case configuration (units x cartons x case)												
master case dimensions												
master case material												
Electrical Connection Type (soldered, pressed, clips, etc.)												
Item UPC												
Carton UPC												
Master Case UPC												
UPC format												
Specification Revision Number												
Date of Revision												

Attachments
- Units UPC
- Carton UPC
- Master Case UPC
- Die lines with warnings (all)
- Test Method(s)
- Art Files

Appendix I

If a conflict arises between the definitions contained in this Agreement and the formulas in Appendix I, the formulas contained in Appendix I shall govern.

With respect to Appendix I, the following definitions apply:

“AUTO” means a numerical value which is automatically calculated by the formulas in Appendix I. No entry of a numerical value is necessary or required.

“ENTER” means a numerical value which is entered to represent those numerical variables subject to change.

“FIXED” means a fixed numerical value which is a constant value and not subject to change.